                                                                     Exhibit 3.1

                        HEALTH SCIENCE PROPERTIES, INC.
                        -------------------------------

                     ARTICLES OF AMENDMENT AND RESTATEMENT


THIS IS TO CERTIFY THAT:

     FIRST:  Health Science Properties, Inc., a Maryland corporation (the
     -----
"Corporation"), desires to amend and restate its charter as currently in effect and as hereinafter amended.

     SECOND:  The following provisions are all the provisions of the charter
     ------
currently in effect and as hereinafter amended:


                                      NAME
                                      ----

     The name of the Corporation is Health Science Properties, Inc.



                                    PURPOSES
                                    --------

     The purposes for which the Corporation is organized are:

A. To engage in the business of acquiring, developing, constructing, operating and managing health science company facilities, including offices, laboratories, pilot plants and manufacturing facilities;

B. To transact any and all lawful business for which corporations may be incorporated under the laws of the State of Maryland, as now or hereafter in force (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute); and

C. To do everything necessary, proper, advisable and convenient for the accomplishment of the purposes set forth above, and to do all other things incidental thereto or connected therewith which are not forbidden by the laws of the State of Maryland, as now or hereafter in force, or by these Articles of Amendment and Restatement ("Articles").


                                PRINCIPAL OFFICE
                                ----------------

     The address of the principal office of the Corporation in the State of Maryland is c/o The Prentice-Hall Corporation System, Maryland, 11 East Chase Street, Suite 7C, Baltimore, Maryland 21202.

                                 RESIDENT AGENT
                                 --------------

     The name and street address of the resident agent of the Corporation are c/o The Prentice-Hall Corporation System, Maryland, 11 East Chase Street, Suite 7C, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.


                               AUTHORIZED SHARES
                               -----------------

     General
     -------

     The maximum number of shares of stock of all classes that the Corporation is authorized to issue is two-hundred thousand (200,000), of which sixty-five thousand (65,000) shares shall be common stock, par value $.01 per share (the "Common Stock"), seventy thousand (70,000) shares shall be Excess Stock, $.01 par value per share ("Excess Stock"), and sixty-five thousand (65,000) shares shall be preferred stock, par value $.01 per share (the "Preferred Stock"), consisting of (i) fourteen thousand six-hundred twenty-five (14,625) shares of undesignated Preferred Stock, (ii) one-hundred twenty-five (125) shares of Series T Preferred Stock ("Series T Preferred Stock"), (iii) two-hundred fifty
(250) shares of Series U Preferred Stock ("Series U Preferred Stock") and (iv) fifty thousand (50,000) shares of Series V Preferred Stock ("Series V Preferred Stock"). The initial aggregate par value of all shares of all classes of stock of the Corporation is $2,000.00.


     Common Stock
     ------------

     Each share of Common Stock shall entitle the holder of record thereof to one vote at all meetings of the Corporation's stockholders, except meetings at which only holders of another specified class or series of stock are entitled to vote. Subject to any preference rights with respect to the payment of dividends attaching to the Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive, as and when authorized and declared by the Board of Directors (the "Board"), dividends or other distributions that may be paid in money or property or by the issuance of fully paid stock of the Corporation. In the event of a liquidation, dissolution or winding up of the Corporation or other distribution of the Corporation's assets among stockholders for the purpose of winding up the Corporation's affairs, whether voluntary or involuntary (any such event, a "Liquidation"), and subject to the rights, privileges, conditions and restrictions attaching to the Preferred Stock or any class or series thereof, the shares of Common Stock shall entitle the holders thereof to receive the Corporation's remaining property.

     Undesignated Preferred Stock
     ----------------------------

     The undesignated Preferred Stock (including, without limitation, redeemed or acquired shares of previously designated preferred stock, as contemplated by Sections D.8, E.11 and F.9 hereof) may be issued from time to time in one or more classes or series as authorized by the Board. Prior to the issuance of classified or reclassified shares of Preferred Stock, the Board by resolution shall (i) designate that class or series to distinguish it from all other classes and series of the Corporation's stock, (ii) specify the number of shares to be included in the class or series, (iii) set, subject to the express terms of any other Preferred Stock outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, terms or conditions of redemption, and stated value ("Stated Value") of the shares of the class or series and (iv) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (the "SDAT"). Subject to the express terms of any other Preferred Stock outstanding at the time, the Board may increase or decrease the number or alter the designation or classify or reclassify any unissued Preferred Stock by fixing or altering in one or more respects, from time to time before issuing the shares, any terms, rights, restrictions and qualifications of the shares, including any preference, conversion or other rights, voting powers, restrictions, limitation as to dividends or other distributions, qualifications, terms or conditions of redemption, and Stated Value of the shares of the class or series.

     Any of the terms of any class or series of Preferred Stock set pursuant to this Section C may be made dependent upon facts or events ascertainable outside the charter (including determinations by the Board or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Preferred Stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

     Series T Preferred Stock
     ------------------------

     1. Designation and Amount; Fractional Shares; and Stated Value. The Series T Preferred Stock is issuable solely in whole shares that shall entitle the holder thereof to exercise the voting rights, to participate in the distributions and to have the benefit of all other rights of holders of the Series T Preferred Stock as set forth in the charter of the Corporation. The Stated Value of each such share of Series T Preferred Stock shall be $100.

     2.   Dividends.

     Subject to any preference rights with respect to the payment of dividends attaching to any other stock of the Corporation ranking prior to the Series T Preferred Stock, holders of each share of Series T Preferred Stock shall be entitled to receive out of the assets of the Corporation, at the time legally available therefor, dividends at an annual rate equal to 8.5% of the Stated Value thereof, and no more, which shall be fully cumulative, shall accrue from January 1, 1995, and shall be payable, in cash, semi-annually in arrears on July 1 and January 1 of each year (as used in this Section D, each such date a "Dividend Payment Date"), commencing July 1, 1995, as set forth below (except that, if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday), to holders of record as they appear upon the stock transfer books of the Corporation at the close of business ten business days preceding the related Dividend Payment Dates, or on such other date fixed by the Board (as used in this Section D, each such date a "Record Date"). Subject to Section D.2(d) hereof, dividends on account of arrearages for any past Dividend Payment Date may be authorized, declared and paid at any time, without reference to any regular Dividend Payment Date. Holders at the close of business on a Record Date of shares of Series T Preferred Stock that are called for redemption on a redemption date during the period between such Record Date and the corresponding Dividend Payment Date shall not, in their capacity as such, be entitled to receive the dividend payment on such Dividend Payment Date.

     The dividend payable on each share of Series T Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The aggregate dividend paid to a holder of shares of Series T Preferred Stock shall be based on the aggregate number of shares of Series T Preferred Stock held by such holder at the close of business on the applicable Record Date and rounded to the nearest whole cent (with one-half cent rounded upward). Unless otherwise provided herein, dividends on each share of Series T Preferred Stock shall accrue from and including January 1, 1995 to and excluding the earliest to occur of (i) the date of redemption of such share and (ii) the date of final distribution of assets upon Liquidation. All dividend payments made on shares of Series T Preferred Stock shall first be credited against the earliest accumulated but unpaid dividends with respect to such shares.

     If, on any Dividend Payment Date, the holders of the Series T Preferred Stock shall not have received the full dividends provided for herein, then such dividends shall cumulate, whether or not earned, authorized or declared, with additional dividends thereon for each succeeding full dividend period during which such dividend shall remain unpaid.

     No dividends or other distributions (other than a dividend or distribution in Common Stock or any other stock of the Corporation ranking junior to the Series T Preferred Stock as to dividends and upon Liquidation) shall be authorized, declared, made or paid, or set apart for payment or distribution, upon the Common Stock or upon any other stock of the Corporation ranking junior to or on a parity with the Series T Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series T Preferred Stock as to dividends or upon Liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of such stock) by the Corporation (except by conversion into or in exchange for Common Stock or any other stock of the Corporation ranking junior to the Series T Preferred Stock as to dividends and upon Liquidation), unless full accrued dividends on all outstanding shares of the Series T Preferred Stock have been, or contemporaneously are, authorized, declared and paid, or authorized, declared and a sum sufficient for the payment thereof is set apart for the payment thereof, to the date of such authorization, declaration, payment, distribution, setting apart, making monies available, redemption, purchase or acquisition. Notwithstanding the foregoing, (i) nothing herein shall prevent the Corporation from making contributions to, or purchasing stock in connection with, any employee benefit or dividend reinvestment plans or
(ii) if at any time full accrued or accumulated dividends have not been authorized, declared and paid on the Series T Preferred Stock and on any of the Corporation's Preferred Stock ranking on a parity as to dividends with the Series T Preferred Stock, partial dividends may be authorized, declared and paid on the Series T Preferred Stock and such other Preferred Stock so long as such dividends are authorized, declared and paid pro rata so that the amounts of dividends authorized, declared and paid per share on the Series T Preferred Stock and such other Preferred Stock will in all cases bear to each other the same ratio that accrued or accumulated and unpaid dividends per share on the Series T Preferred Stock and such other Preferred Stock bear to each other.

     Any reference to "distribution" contained in this Section D.2 shall not include any distribution made in connection with any Liquidation.

     3. Liquidation Preference. In the event of any Liquidation, and subject to the rights, privileges, conditions and restrictions attaching to any other stock of the Corporation ranking prior to the Series T Preferred Stock upon Liquidation, each holder of a share of Series T Preferred Stock shall be entitled to receive, and be paid out of the assets of the Corporation available for distribution to its stockholders, an amount in cash per share equal to 100% of the Stated Value thereof, plus all accrued and unpaid dividends on such share to the date of final distribution to the holders of shares of Series T Preferred Stock, whether or not authorized and declared, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's stock ranking junior to the Series T Preferred Stock upon such Liquidation. If, upon any Liquidation the amounts payable with respect to the liquidation preference of the Series T Preferred Stock and any other shares of the Corporation's stock ranking on a parity with the Series T Preferred Stock upon such Liquidation are not paid in full, holders of the Series T Preferred Stock and of such other shares will share pro rata in the amounts payable and other property distributable with respect to such Liquidation so that the per share amounts to which holders of the Series T Preferred Stock and such other shares are entitled will in all cases bear to each other the same ratio that the liquidation preferences of the Series T Preferred Stock and such other stock bear to each other.

After payment in full of the preferences in respect of shares of the Series T Preferred Stock upon Liquidation, the holders of such shares in their capacity as such shall not be entitled to any further right or claim to any remaining assets of the Corporation. For purposes hereof, a consolidation or merger of the Corporation with or into another corporation, or a merger of any other corporation with or into the Corporation, or the sale of all or substantially all of the Corporation's property or business (other than in connection with a winding up of its business) will not be considered a Liquidation.

     4.   Redemption at Option of the Corporation.

     Shares of the Series T Preferred Stock may be redeemed by the Corporation, at its option, on any date set by the Board, in whole or from time to time in part, out of assets legally available therefor, at a redemption price per share of 100% of the Stated Value thereof plus, in each case, an amount equal to all accrued and unpaid dividends thereon, whether or not authorized and declared, to but excluding the date fixed for redemption (as used in this Section D, the "Redemption Price"). The aggregate Redemption Price paid to a holder of shares of the Series T Preferred Stock shall be the product of the aggregate number of shares of Series T Preferred Stock redeemed from such holder and the per share Redemption Price, with such product being rounded to the nearest whole cent (with one-half cent rounded upward), and shall be payable in cash. In case of the redemption of less than all of the then outstanding shares of Series T Preferred Stock, the Corporation shall designate the shares to be redeemed pro rata so that the number of shares redeemed from each holder will in all cases bear to each other the same ratio that the aggregate number of shares held by each holder bear to each other. The Corporation shall not redeem less than all of the shares of Series T Preferred Stock at any time outstanding unless all dividends accumulated and in arrears upon all shares of Series T Preferred Stock shall have been paid for all dividend periods ending on or prior to the redemption date.

     Not more than sixty nor less than thirty days prior to the redemption date fixed by the Board, notice by first class mail, postage prepaid, shall be given to the holders of record of shares of the Series T Preferred Stock to be redeemed, addressed to such holders at their last addresses as shown upon the stock transfer books of the Corporation. Each such notice of redemption shall specify (i) the date fixed for redemption, (ii) the number of shares of Series T Preferred Stock to be redeemed, and if less than all shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder,
(iii) the Redemption Price, (iv) the place or places of payment, (v) that payment will be made upon presentation and surrender of the certificates representing shares of the Series T Preferred Stock at the place designated in such notice and (vi) that on and after the date fixed for redemption dividends will cease to accrue on such shares (unless the Corporation defaults in the payment of the Redemption Price).

     Any notice that is mailed as provided herein shall be conclusively presumed to have been duly given, whether or not the holder of shares of the Series T Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice to the holders of any shares designated for redemption, shall not affect the validity of the proceedings for the redemption of any other shares of the Series T Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of shares of the Series T Preferred Stock called for redemption shall surrender the certificate representing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price for each such share. If less than all shares of the Series T Preferred Stock represented by any surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares of Series T Preferred Stock, such unredeemed shares shall remain outstanding and the rights of holders of such shares of Series T Preferred Stock thereafter shall continue to be only those of a holder of shares of the Series T Preferred Stock. Notice having been given as aforesaid, if, on the date fixed for redemption, assets necessary for the redemption shall be legally available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates representing any shares of the Series T Preferred Stock so called for redemption shall not have been surrendered, (i) dividends with respect to the shares so called for redemption shall cease to accrue on the date fixed for redemption, (ii) such shares shall no longer be deemed outstanding, (iii) the holders thereof shall cease to be stockholders of the Corporation to the extent of their interest in such shares and (iv) all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price for each such share, without interest or any sum of money in lieu of interest thereon, upon surrender of their certificates therefor at a place designated in such notice) shall terminate. If assets legally available for such purpose are not sufficient for redemption of all of the shares of Series T Preferred Stock that were to be redeemed, then such assets shall be applied pro rata to the redemption of all of the shares of Series T Preferred Stock to be redeemed.

     Shares of the Series T Preferred Stock shall not be subject to the operation of any mandatory redemption, purchase, retirement or sinking fund and holders of shares of the Series T Preferred Stock shall have no right to require redemption of the Series T Preferred Stock.

     5.   Voting Rights.

     General. In addition to the voting rights provided in Section D.5(b) hereof, the holders of each share of Series T Preferred Stock shall be entitled to one vote upon all matters upon which holders of the Common Stock have the right to vote, such vote to be counted together with all other shares of stock having general voting powers and not separately as a class. In all cases where the holders of shares of Series T Preferred Stock have the right to vote separately as a class, such holders shall be entitled to one vote for each such share held by them respectively. Any shares of Series T Preferred Stock held by the Corporation, or any subsidiary of the Corporation in which the

Corporation owns shares entitled to cast a majority of all votes entitled to be cast, shall not have voting rights, and shall not be counted in determining the presence of a quorum or in calculating any percentage of shares, under this Section D.5.

     Class Voting Rights. So long as shares of the Series T Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of all outstanding shares of Series T Preferred Stock, voting separately as a class, amend any provision of the charter of the Corporation so as to change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of the Series T Preferred Stock. A class vote on the part of the Series T Preferred Stock shall not be required (except as otherwise required by resolution of the Board) in connection with any other matter.

     6. Ranking. Any class or series of stock of the Corporation shall be deemed to rank:

     prior to the Series T Preferred Stock, as to dividends or upon Liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon Liquidation, as the case may be, in preference or priority to the holders of Series T Preferred Stock;

     on a parity with the Series T Preferred Stock, as to dividends or upon Liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation preferences per share thereof are different from those of the Series T Preferred Stock, if the holders of such class or series of stock and the Series T Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon Liquidation, as the case may be, in proportion to their respective amounts of accumulated or accrued and unpaid dividends per share or liquidation preferences, as the case may be, without preferences or priority one over the other; and

     junior to the Series T Preferred Stock, as to dividends or upon Liquidation, if such stock shall be Common Stock or any other class or series of stock of the Corporation if the holders of Series T Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon Liquidation, as the case may be, in preference or priority to the holders of shares of such stock.

          For purposes hereof, the Series U Preferred Stock shall rank on parity with the Series T Preferred Stock as to dividends and upon Liquidation.

     7. Outstanding Shares. For purposes hereof, all shares of the Series T Preferred Stock issued by the Corporation shall be deemed outstanding except (i) as provided in Section D.4 hereof and (ii) from the date of surrender of a certificate representing shares of Series T Preferred Stock, all shares of Series T Preferred Stock represented by such certificate.

     8. Status of Acquired Shares. Shares of the Series T Preferred Stock redeemed or otherwise acquired by the Corporation constitute authorized but unissued shares of undesignated Preferred Stock, and may thereafter be issued, but not as shares of Series T Preferred Stock.

     Series U Preferred Stock
     ------------------------

     9. Fractional Shares; and Stated Value. The Series U Preferred Stock is issuable solely in whole shares that shall entitle the holder thereof to exercise the voting rights, to participate in the distributions and to have the benefit of all other rights of holders of the Series U Preferred Stock as set forth in the charter of the Corporation. The Stated Value of each such share of Series U Preferred Stock shall be $500.

     10.  Dividends.

          a. Subject to any preference rights with respect to the payment of dividends attaching to any other stock of the Corporation ranking prior to the Series U Preferred Stock as to the payment of dividends, holders of each share of Series U Preferred Stock shall be entitled to receive out of the assets of the Corporation, at the time legally available therefor, dividends at an annual rate equal to 8.5% of the Stated Value thereof, and no more, which shall be fully cumulative, shall accrue from the date shares of the Series U Preferred Stock are first issued by the Corporation (as used in this Section E, the "Issue Date"), and shall be payable, in cash, annually in arrears on January 1 of each year (as used in this Section E, each such date a "Dividend Payment Date"), commencing January 1, 1997, as set forth below (except that, if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday), to holders of record as they appear upon the stock transfer books of the Corporation at the close of business on such record dates, not more than sixty days nor less than ten days preceding the related Dividend Payment Dates, as are fixed by the Board (as used in this Section E, each such date a "Record Date"). Subject to Section E.2(d) hereof, dividends on account of arrearages for any past Dividend Payment Date may be authorized, declared and paid at any time, without reference to any regular Dividend Payment Date. Holders at the close of business on a Record Date of shares of Series U Preferred Stock that are called for redemption on a redemption date during the period (as used herein, the "Ex-Dividend Period") between such Record Date and the corresponding Dividend Payment Date shall not, in their capacity as such, be entitled to receive the dividend payment on such Dividend Payment Date.

          b. The dividend payable on each share of Series U Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The aggregate dividend paid to a holder of shares of Series U Preferred Stock shall be based on the aggregate number of shares of Series U Preferred Stock held by such holder at the close of business on the applicable Record Date and rounded to the nearest whole cent (with one-half cent rounded upward). Unless otherwise provided herein, divi-dends on each share of Series U Preferred Stock shall accrue from and including the Issue Date to and excluding the earliest to occur of (i) the date of redemption of such share, (ii) the date of conversion of such share and (iii) the date of final distribution of assets upon any Liquidation. All dividend payments made on shares of Series U Preferred Stock shall first be credited against the earliest accumulated but unpaid dividends with respect to such shares.

          c. If, on any Dividend Payment Date, the holders of the Series U Preferred Stock shall not have received the full dividends provided for herein, then such dividends shall cumulate, whether or not earned, authorized or declared, with additional dividends thereon for each succeeding full dividend period during which such dividend shall remain unpaid.

          d. No dividends or other distributions (other than a dividend or distribution in Common Stock or any other stock of the Corporation ranking junior to the Series U Preferred Stock as to dividends and upon Liquidation) shall be authorized, declared, made or paid, or set apart for payment or distribution, upon the Common Stock, or upon any other stock of the Corporation ranking junior to or on a parity with the Series U Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series U Preferred Stock as to dividends or upon Liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of such stock) by the Corporation (except by conversion into or in exchange for Common Stock or any other stock of the Corporation ranking junior to the Series U Preferred Stock as to dividends and upon Liquidation), unless full accrued dividends on all outstanding shares of the Series U Preferred Stock have been, or contemporaneously are, authorized, declared and paid, or authorized, declared and a sum sufficient for the payment thereof is set apart for the payment thereof, to the date of such authorization, declaration, payment, distribution, setting apart, making monies available, redemption, purchase or acquisition. Notwithstanding the foregoing, (i) nothing herein shall prevent the Corporation from making contributions to, or purchasing stock in connection with, any employee benefit or dividend reinvestment plans or (ii) if at any time full accrued or accumulated dividends have not been authorized, declared and paid on the Series U Preferred Stock and on any of the Corporation's Preferred Stock ranking on a parity as to dividends with the Series U Preferred Stock, partial dividends may be authorized, declared and paid on the Series U Preferred Stock and such other Preferred Stock so long as such dividends are authorized, declared and paid pro rata so that the amounts of dividends authorized, declared and paid per share on the Series U Preferred Stock and such other Preferred Stock will in all cases bear to each other the same ratio that accrued or accumulated and unpaid dividends per share on the Series U Preferred Stock and such other Preferred Stock bear to each other.

          e. Any reference to "distribution" contained in this Section E.2 shall not include any distribution made in connection with any Liquidation.

     11. Liquidation Preference. In the event of any Liquidation, and subject to the rights, privileges, conditions and restrictions attaching to any other stock of the Corporation ranking prior to the Series U Preferred Stock upon Liquidation, each holder of a share of Series U Preferred Stock shall be entitled to receive, and be paid out of the assets of the Corporation available for distribution to its stockholders, an amount in cash per share equal to 100% of the Stated Value thereof, plus all accrued and unpaid dividends on such share to the date of final distribution to the holders of shares of Series U Preferred Stock, whether or not authorized and declared, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's stock ranking junior to the Series U Preferred Stock upon such Liquidation. If, upon any Liquidation the amounts payable with respect to the liquidation preference of the Series U Preferred Stock and any other shares of the Corporation's stock ranking on a parity with the Series U Preferred Stock upon such Liquidation are not paid in full, holders of the Series U Preferred Stock and of such other shares will share pro rata in the amounts payable and other property distributable with respect to such Liquidation so that the per share amounts to which holders of the Series U Preferred Stock and such other shares are entitled will in all cases bear to each other the same ratio that the liquidation preferences of the Series U Preferred Stock and such other stock bear to each other. After payment in full of the preferences in respect of shares of the Series U Preferred Stock upon Liquidation, the holders of such shares in their capacity as such shall not be entitled to any further right or claim to any remaining assets of the Corporation. For purposes of this Section, a consolidation or merger of the Corporation with or into another corporation, or a merger of any other corporation with or into the Corporation, or the sale of all or substantially all of the Corporation's property or business (other than in connection with a winding up of its business) will not be considered a Liquidation.

     12.  Redemption at Option of the Corporation.

          a. Commencing on the fifth anniversary of the Issue Date, shares of the Series U Preferred Stock may be redeemed by the Corporation, at its option, on any date set by the Board, in whole or from time to time in part, out of assets legally available therefor, at a redemption price per share of 135% of the Stated Value thereof plus, in each case, an amount equal to all accrued and unpaid dividends thereon, whether or not authorized and declared, to but excluding the date fixed for redemption (as used in this Section E, the "Redemption Price"). The aggregate Redemption Price paid to a holder of shares of the Series U Preferred Stock shall be the product of the aggregate number of shares of Series U Preferred Stock redeemed from such holder and the per share Redemption Price, with such product being rounded to the nearest whole cent (with one-half cent rounded upward), and shall be payable in cash. In case of the redemption of less than all of the then outstanding shares of Series U Preferred Stock, the Corporation shall designate the shares to be redeemed pro rata so that the number of shares redeemed from each holder will in all cases bear to each other the same ratio that the aggregate number of shares held by each holder bear to each other. The Corporation shall not redeem less than all of the shares of Series U Preferred Stock at any time outstanding unless all dividends accumulated and in arrears upon all shares of Series U Preferred Stock shall have been paid for all dividend periods ending on or prior to the redemption date.

          b. Not more than sixty nor less than thirty days prior to the redemption date fixed by the Board, notice by first class mail, postage prepaid, shall be given to the holders of record of shares of the Series U Preferred Stock to be redeemed, addressed to such holders at their last addresses as shown upon the stock transfer books of the Corporation. Each such notice of redemption shall specify (i) the date fixed for redemption, (ii) the number of shares of Series U Preferred Stock to be redeemed, and if less than all shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the Redemption Price, (iv) the place or places of payment,
(v) that payment will be made upon presentation and surrender of the certificates representing shares of the Series U Preferred Stock at the place designated in such notice and (vi) that on and after the date fixed for redemption dividends will cease to accrue on such shares (unless the Corporation defaults in the payment of the Redemption Price).

          c. Any notice that is mailed as provided herein shall be conclusively presumed to have been duly given, whether or not the holder of shares of the Series U Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice to the holders of any shares designated for redemption, shall not affect the validity of the proceedings for the redemption of any other shares of the Series U Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of shares of the Series U Preferred Stock called for redemption shall surrender the certificate representing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price for each such share. If less than all shares of the Series U Preferred Stock represented by any surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares of Series U Preferred Stock, such unredeemed shares shall remain outstanding and the rights of holders of such shares of Series U Preferred Stock thereafter shall continue to be those of a holder of shares of the Series U Preferred Stock. Notice having been given as aforesaid, if, on the date fixed for redemption, assets necessary for the redemption shall be legally available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates representing any shares of the Series U Preferred Stock so called for redemption shall not have been surrendered, (i) dividends with respect to the shares so called for redemption shall cease to accrue on the date fixed for redemption,
(ii) such shares shall no longer be deemed outstanding, (iii) the holders thereof shall cease to be stockholders of the Corporation to the extent of their interest in such shares and (iv) all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price for each such share, without interest or any sum of money in lieu of interest thereon, upon surrender of their certificates therefor at a place designated in such notice) shall terminate. If assets legally available for such purpose are not sufficient for redemption of all of the shares of Series U Preferred Stock that were to be redeemed, then such assets shall be applied pro rata to the redemption of all of the shares of Series U Preferred Stock to be redeemed.

          d. Shares of the Series U Preferred Stock shall not be subject to the operation of any mandatory redemption, purchase, retirement or sinking fund and holders of shares of the Series U Preferred Stock shall have no right to require redemption of the Series U Preferred Stock.

     13.  Mandatory Conversion.

          a. On the first date on which (i) shares of Common Stock are registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to an effective registration statement, and (ii) the Corporation has entered into an underwriting agreement to sell shares of Common Stock (which underwriting agreement sets forth the price at which such shares will be offered for sale (as used in this Section E, the "Offering Price")), the shares of Series U Preferred Stock held by each holder not otherwise redeemed in accordance herewith shall automatically convert as of the date immediately prior thereto (as used in this Section E, the "Conversion Date") without further action on the part of the Corporation or any such holder, into that number of fully paid and nonassessable shares of Common Stock (calculated to the nearest 1/100th of a share, with .5/100 rounded upwards) determined by dividing (i) the product of (x) 135%, (y) the Stated Value thereof (plus all accrued and unpaid dividends thereon to but excluding the Conversion Date, unless the Corporation shall elect to pay such amount in cash on such date) and (z) the aggregate number of shares of Series U Preferred Stock held at such time by such holder by
(ii) the Offering Price.

          b. Each holder of shares of Series U Preferred Stock shall, as soon as practicable after the Conversion Date, surrender all shares of Series U Preferred Stock held by such holder and the Corporation shall, as soon as practicable after such surrender, deliver at the offices of the Corporation to such holder, or to the nominee or nominees of such holder, certificates representing the number of full shares of Common Stock to which such holder shall be entitled, together with a cash payment in respect of any accrued and unpaid dividends and any fraction of a share of Common Stock, in each case as provided below. Conversion of shares of Series U Preferred Stock shall be deemed to have been effected on the Conversion Date, without regard to the time of surrender of such shares of Series U Preferred Stock and (i) dividends with respect to such shares of Series U Preferred Stock shall cease to accrue and accumulate on the Conversion Date, (ii) such shares of Series U Preferred Stock shall no longer be deemed outstanding, (iii) the holders thereof shall cease to be stockholders of the Corporation to the extent of their interest in such shares, (iv) all rights whatsoever with respect to shares of Series U Preferred Stock shall terminate

(except the right of a holder to receive certificates representing the number of full shares of Common Stock to which such holder shall be entitled, together with a cash payment in respect of any fraction of a share of Common Stock as provided herein) and (v) the holders entitled to receive the shares of Common Stock deliverable upon conversion of such shares of Series U Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date, unless the stock transfer books of the Corporation shall be closed on such date, in which event such person or persons shall be deemed to become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the Conversion Date.

     14. No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of shares of Series U Preferred Stock. If a certificate or certificates representing more than one share of Series U Preferred Stock shall be surrendered for conversion at one time by the same record holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series U Preferred Stock so surrendered by such record holder. In lieu of any fractional share of Common Stock that would otherwise be issuable upon conversion of any shares of Series U Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction as the Offering Price, calculated to the nearest whole cent, with one-half cent rounded upward.

     15.  Reservation of Shares; Transfer Taxes.

          The Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of shares of Series U Preferred Stock, such number of shares of Common Stock free of preemptive rights as shall be sufficient to effect the conversion of all shares of Series U Preferred Stock outstanding. The Corporation shall, in accordance with the laws of the State of Maryland, use its reasonable best efforts to increase the authorized number of shares of Common Stock if at such time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all the then outstanding shares of Series U Preferred Stock. The Corporation shall not be required to deliver shares of Common Stock upon conversion if, in the opinion of its counsel, such delivery would violate the laws of the State of Maryland or any other United States jurisdiction or any jurisdiction outside the United States.

          The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock upon conversion of the Series U Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock in a name other than that in which the shares of Series U Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.

     16.  Voting Rights.

          a. General. Holders of shares of the Series U Preferred Stock shall not have any voting rights except as set forth below. In connection with any such right to vote, each holder of shares of the Series U Preferred Stock will have one vote for each such share held. Any shares of Series U Preferred Stock held by the Corporation, or any subsidiary of the Corporation in which the Corporation owns shares entitled to cast a majority of all votes entitled to be cast, shall not have voting rights, and shall not be counted in determining the presence of a quorum or in calculating any percentage of shares, under this Section E.8.

          b. Class Voting Rights. So long as shares of the Series U Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority (or such higher percentage, if any, as may then be required by applicable law) of all outstanding shares of Series U Preferred Stock, voting separately as a class, (i) amend any provision of the charter of the Corporation so as to change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of the Series U Preferred Stock or (ii) create, authorize or issue, or reclassify any authorized stock of the Corporation into, or increase the authorized amount of, any class or series of stock of the Corporation ranking senior to the Series U Preferred Stock as to dividends or upon Liquidation (other than up to $50.0 million aggregate liquidation preference of Preferred Stock, to accredited investors who are not current holders of any class or series of stock of the Corporation (or of any other securities of the Corporation convertible into, or exchangeable or exercisable for, such stock of the Corporation) in an offering exempt from the registration requirements of the Securities Act, such stock to have the designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, terms or conditions of redemption, and Stated Value thereof, as determined by the Board). A class vote on the part of the Series U Preferred Stock shall not be required (except as otherwise required by law or resolution of the Board) in connection with any other matter, including, without limitation, the authorization, issuance or increase in the authorized amount of any shares of any class or series of stock of the Corporation that either (A) ranks junior to, or on a parity with, the Series U Preferred Stock as to dividends and upon Liquidation or (B) is, at the time of such increase, undesignated as to ranking with respect to dividends and upon Liquidation.

     17. Ranking. Any class or series of stock of the Corporation shall be deemed to rank:

          a. prior to the Series U Preferred Stock, as to dividends or upon Liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon Liquidation, as the case may be, in preference or priority to the holders of Series U Preferred Stock;

          b. on a parity with the Series U Preferred Stock, as to dividends or upon Liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series U Preferred Stock, if the holders of such class or series of stock and the Series U Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon Liquidation, as the case may be, in proportion to their respective amounts of accumulated or accrued and unpaid dividends per share or liquida tion prices, as the case may be, without preferences or priority one over the other; and

          c. junior to the Series U Preferred Stock, as to divi dends or upon Liquidation, if such stock shall be Common Stock or any other class or series of stock of the Corporation if the holders of Series U Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon Liquidation, as the case may be, in preference or priority to the holders of shares of such stock.

          For purposes hereof, the Series T Preferred Stock shall rank on parity with the Series U Preferred Stock as to dividends and upon Liquidation.

     18. Outstanding Shares. For purposes hereof, all shares of the Series U Preferred Stock issued by the Corporation shall be deemed outstanding except (i) as provided in Sections E.4 and E.5 hereof and (ii) from the date of surrender of a certificate representing shares of Series U Preferred Stock, all shares of Series U Preferred Stock represented by such certificate.

     19. Status of Acquired Shares. Shares of the Series U Preferred Stock redeemed or otherwise acquired by the Corporation constitute authorized but unissued shares of undesignated Preferred Stock, and may thereafter be issued, but not as shares of Series U Preferred Stock.

     Series V Preferred Stock  Any term defined in this Section F shall only
     ------------------------
have the meaning as set forth in this Section F notwithstanding any other definition contained elsewhere in the charter of the Corporation.

     1.   Designation, Notice, Fractional Shares, Taxes.

          (a) Designation of Amount and Stated Value.  The Series V Preferred
              --------------------------------------
Stock (the "SERIES V PREFERRED STOCK") is issuable solely in whole shares and
            ------------------------
shall entitle the holder thereof to exercise the voting rights, to participate in distributions and to have the benefits of all other rights of holders of the Series V Preferred Stock as set forth herein. The stated value per share of the Series V Preferred Stock shall be $1,000 ("STATED VALUE"). The number of shares
                                           ------------
which shall constitute such series shall not be more than 50,000 shares, par value $.01 per share, which number of shares may be decreased (but not below the number thereof then outstanding plus the number required to fulfill the Corporation's obligations under options, warrants or similar rights to acquire Series V Preferred Stock issued by the Corporation) from time to time by the Board of Directors of the Corporation (the "BOARD OF DIRECTORS") by
                                            ------------------
reclassifying any unissued shares as shares of Preferred Stock or Common Stock.

          (b) Notices.  Any written notice required by the provisions of this
              -------
Section F to be given to the holders of shares of Series V Preferred Stock shall be given and shall be deemed to have been given (i) upon receipt if delivered in person; (ii) one Business Day (as defined below) after transmission of a facsimile, telegram or telex; or (iii) two Business Days after deposit in United States registered mail or certified mail (postage prepaid, return receipt requested); or (iv) one Business Day after delivery to a respectable overnight courier, to the respective parties at such address appearing on the books of the Corporation. Any notice to AEW Partners II, L.P. ("AEW") that calls for a
                                                    ---
response by AEW shall be clearly marked on the envelope of any letter and the cover page of any facsimile and the first page of any notice as follows:
"IMMEDIATE RESPONSE REQUIRED. DEADLINE FOR REPLY IS ________________. FAILURE TO REPLY BY SUCH DATE WILL ELIMINATE AEW'S RIGHTS TO OBJECT."

          (c) No Fractional Shares.  No fractional shares or scrip representing
              --------------------
fractions of Common Stock shall be issued upon conversion of Series V Preferred Stock in accordance with this Section F. Instead of any fractional interest in a share of Common Stock that would otherwise be delivered upon conversion of Series V Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the initial public offering price of Common Stock or, if not determinable, an amount in cash equal to the fair market value of such fractional interest as determined in good faith by the Board of Directors. If more than one share of Series V Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis on the aggregate number of Series V Preferred Stock so surrendered.

          (d) Reservation of Stock Issuable Upon Conversion.  The Corporation
              ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series V Preferred Stock outstanding, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series V Preferred Stock and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Series V Preferred Stock, then, in addition to such other remedies as shall be available to the holder of such Series V Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, reasonably be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

          (e) Taxes.  The Corporation will pay any and all documentary stamp or
              -----
similar issue or transfer taxes payable in respect of the issue or delivery of Common Stock or other securities or property on conversion of the Series V Preferred Stock pursuant to this Section F; provided, however, that the
                                            --------  -------
Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Stock or other securities or property in a name other than that of the holder of the Series V Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

     2.   Cumulative Dividends.

          (a) Rights to Payment.  The holders of Series V Preferred Stock shall
              -----------------
be entitled to receive quarterly cash dividends, when, as and if authorized by the Board of Directors out of funds legally available for that purpose. The quarterly dividend periods (the "DIVIDEND PERIODS") shall commence on January 1,
                                 ----------------
April 1, July 1 and October 1 of each year and end on and shall include March 31, June 30, September 30 and December 31 of such year, respectively (other than the initial Dividend Period, which shall commence on the issue date of each such share of Series V Preferred Stock). For each of the first twelve Dividend Periods after the date on which each share of Series V Preferred Stock was issued and sold and during the portion of the thirteenth Dividend Period equal to the number of days from the first day of the Dividend Period during which each such share of Series V Preferred Stock was issued to the date that such share was issued, each holder of Series V Preferred Stock shall be entitled to receive an amount per share equal to the accrued but unpaid dividends from all prior Dividend Periods plus the greater of (i) $25.00 per full Dividend Period, and (ii) 100% of the quarterly dividend (excluding any Securities Dividends (as defined below)) payable per share of Common Stock during the corresponding Common Stock dividend period (determined as of the date on which the applicable Common Stock dividend for the corresponding Common Stock dividend period is paid) multiplied by
the Conversion Share Ratio then in effect (as defined in subsection 4 of this Section F) (the "Assumed Common Dividend"). Thereafter, each holder of Series V Preferred Stock shall be entitled to receive an amount per share equal to the accrued but unpaid dividends from all prior Dividend Periods plus the greater of
(i) $37.50 per full Dividend Period and (ii) the Assumed Common Dividend. The calculation of any such quarterly dividend shall be made to the nearest cent (with $.005 being rounded upward). Such dividends shall begin to accumulate and shall be fully cumulative with respect to each share of Series V Preferred Stock from the issue date of each such share, whether or not authorized by the Board of Directors and whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends until the earliest to occur of (i) the date of redemption or conversion of such share and (ii) the date of final distribution of assets upon the occurrence of a Liquidation Event (as defined below). Nothwithstanding any other provision hereof, (a) the Corporation, upon approval of a majority of the Board of Directors, including the approval of the Series V Directors, may pay dividends to Parent on the Common Stock before October 31, 1996 in an aggregate amount equal to the lesser of (i) the aggregate amount of the Corporation's net income (for book purposes) for the period from April 1, 1996 through September 9, 1996, and (ii) $942,528, and (b) such dividends shall be excluded in the calculation of Assumed Common Dividend.

          Such dividends shall be payable quarterly in immediately available funds, when, as and if authorized by the Board of Directors on a date which shall not be later than the last day of the applicable Dividend Period; provided, however, that if any dividend payment date falls on any day other than
--------  -------
a Business Day (as defined below), the dividend payment due on such dividend payment date shall be paid (without any effect on the amount due) on the Business Day immediately following such dividend payment date (the "DIVIDEND
                                                                    --------
PAYMENT DATE") or such other dates as provided herein, commencing on the first
------------
Dividend Payment Date after the date on which Series V Preferred Stock is first issued (the "ISSUE DATE"). In addition to the above dividends, the holders of
             ----------
the Series V Preferred Stock shall be entitled to receive a pro rata share of
                                                            --- ----
all securities (including warrants, options and convertible securities) of issuers other than the Corporation that are distributed to the holders of the Corporation's Common Stock (the "Securities Dividends"). Such holder's pro rata
                                 --------------------                   --- ----
share, for purposes of this subsection 2, shall be a fraction of which the numerator is the number of shares of Common Stock into which the Series V Preferred Stock can be converted (by multiplying the number of shares of Series V Preferred Stock held by such holder by the Conversion Share Ratio) and the denominator is the sum of all shares of Common Stock outstanding immediately before the issuance of the Securities Dividend plus all shares of Common Stock then issuable upon conversion or exchange of all convertible or exchangeable securities (including Series U and V Preferred Stock). Such Securities Dividend shall be distributed to the holders of the Series V Preferred Stock (i) on the same date that the distribution of Securities Dividends are made to the holders of Common Stock and (ii) who are holders of Series V Preferred Stock on the record date used to determine the record holders of the Common Stock for such Securities Dividends.

          A "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a
             ------------
day on which state or federally chartered banking institutions in Los Angeles, California are not required to be opened. Each such dividend shall be payable to the holders of record of Series V Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, not more than 30 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board of Directors. Accumulated and unpaid dividends for any past Dividend Periods may be authorized and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than 30 days preceding the payment date thereof, as may be fixed by the Board of Directors. Dividend payments shall be aggregated per holder and shall be made to the nearest cent (with $.005 being rounded upward).

          (b) Computation and Limitations on Dividends.  The amount of dividends
              ----------------------------------------
payable for the initial Dividend Period, or any other period shorter than a full Dividend Period on the Series V Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series V Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stocks in excess of the dividend set forth in this Section F. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series V Preferred Stock that may be in arrears.

          (c) Payment of Dividends on Series V Preferred Stock Relative to
              ------------------------------------------------------------
Dividends on Parity Shares.  So long as any shares of Series V Preferred Stock
--------------------------
are outstanding, no dividends shall be authorized or paid or Set Apart for Payment (as defined below) on any class or series of Parity Shares (as defined below) for any period unless full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the Series V Preferred Stock for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares.

          "PARITY SHARES" shall mean shares on a parity with the Series V
           -------------
Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series V Preferred Stock, if the holders of such class of stock or series and the Series V Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated and unpaid dividends per share or Liquidation Preferences (as defined in subsection 3(a) below), without preference or priority one over the other.

          "SET APART FOR PAYMENT" shall be deemed to include, without any action
           ---------------------
by the Corporation other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of stock of the Corporation; provided, however, that if any funds for any class or series
                    --------  -------
of Junior Shares (defined below) or any Parity Shares are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "Set Apart for Payment" with respect to the Series V Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

          (d) Priority of Dividends on Series V Preferred Stock Over Junior
              -------------------------------------------------------------
Shares.  So long as any shares of Series V Preferred Stock are outstanding, no
------
dividends shall be authorized or paid or Set Apart for Payment or other distribution authorized or made upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock, as approved by a unanimous vote of the Board of Directors or the Corporation's Compensation Committee) for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless (i) the full cumulative dividends on all outstanding Series V Preferred Stock shall have been paid or authorized and Set Apart for Payment for all past Dividend Periods with respect to the Series V Preferred Stock, (ii) sufficient funds shall have been paid or authorized with respect to the dividend on the Series V Preferred Stock for the current Dividend Period and (iii) such dividends per Junior Share do not exceed the dividends paid during the corresponding Dividend Period on the Series V Preferred Stock on an as-converted-to Common Stock basis unless the holders of the Series V Preferred Stock shall simultaneously receive such higher dividend on an as-converted-to Common Stock basis, in which case the amount paid to the holders of Series V Preferred Stock on account of such higher dividend shall be offset against the payment otherwise due on the next Dividend Payment Date. "FULLY JUNIOR SHARES"
                                                           -------------------
shall mean the shares of Common Stock and any other class or series of stock of the Corporation now or hereafter issued and outstanding over which the Series V Preferred Stock has preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Corporation, including the Series T Preferred Stock and the Series U Preferred Stock. "JUNIOR SHARES" or "JUNIOR STOCK" shall mean the Fully Junior
                   -------------      ------------
Shares and any other class or series of stock of the Corporation now or hereafter issued and outstanding over which the Series V Preferred Stock shall have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

     3.   Liquidation Preference.

          (a) Rights to Payment.  In the event of any Liquidation Event (as
              -----------------
defined below), before and in preference to any payment or distribution of any of the assets or surplus funds of the Corporation made to or Set Apart for Payment for the holders of Fully Junior Shares or shares which are Junior Shares as to liquidation, each holder of the Series V Preferred Stock shall be entitled to receive in immediately available funds to the extent available (i) the Stated Value of the holder's shares of Series V Preferred Stock plus (ii) an amount per share that will provide such holder with an Internal Rate of Return (as defined below) equal to 15% on the Stated Value thereof (the "LIQUIDATION PREFERENCE");
                                                      ----------------------
but such holders shall not be entitled to any further payment.  "INTERNAL RATE
                                                                 -------------
OF RETURN" shall be calculated using the effective annualized return with the
---------
Stated Value as the investment "out-flows," and all payments of dividends, including Securities Dividends, and other distributions received with respect to such share of Series V Preferred Stock as "in-flows"; provided that (i) the fact
                                                      --------
that such holders may from time to time borrow, finance or leverage the funds invested in the purchase of Series V Preferred Stock shall not affect either characterization or calculation of such investment amount (i.e., neither the
                                                           - -
receipt of the proceeds of any such financing nor the payment of any debt service or costs related to such financing shall be taken into account); (ii) neither the fact of any transfer of Series V Preferred Stock from the original holders nor the amount of any consideration received by the original holders or paid by the successor holder in connection with any transfer shall affect the calculation of Internal Rate of Return; (iii) all items of investment/expense and receipt shall be deemed to have been invested/expended or received on the last day of the calendar month in which they occur; and (iv) all Securities Dividends shall have a value equal to the fair market value of the Securities Dividends as of the date of actual receipt as determined in good faith by the Board of Directors.

          A "LIQUIDATION EVENT" shall, unless the holders of a majority of the
             -----------------
shares of Series V Preferred Stock otherwise agree, include (i) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary,
(ii) any sale or transfer of all, or substantially all of the assets of the Corporation and its subsidiaries (determined on a consolidated basis), (iii) a consolidation or merger of the Corporation in which the Corporation or its parent, Health Science Properties Holding Corporation, a Maryland corporation ("PARENT"), is not the surviving entity (other than for purposes of
  ------
reincorporation or in connection with an initial public offering of the Common Stock of the Corporation (an "IPO")), and (iv) the acquisition by any
                              ---
individual, firm, partnership, corporation or other entity or any successor by merger of such entity (a "PERSON") of more than a majority of the outstanding
                          ------
shares of Common Stock of the Corporation other than any acquisition by (A) any holder of Series V Preferred Stock, (B) an acquisition as a result of the conversion of the Series V Preferred Stock pursuant to subsections 4 and 5 of this Section F, (C) holders of the outstanding Common Stock of the Corporation or its Parent as of the Issue Date, (D) management of the Corporation or its Parent as of the Issue Date, (E) an underwriter in a public offering or private placement of the Common Stock or (F) any affiliates or members of the immediate families (their spouse, issues, brothers, sisters and their respective issue and trusts for the benefit of such persons) of the foregoing.

          (b) Liquidation Relative to Parity Shares.  If, upon any Liquidation
              -------------------------------------
Event, the assets of the Corporation (or proceeds thereof) distributable among the holders of the Series V Preferred Stock and any Parity Shares shall be insufficient to pay in full the Liquidation Preference and liquidating payments on such shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series V Preferred Stock and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series V Preferred Stock and any such other Parity Shares if all amounts payable thereon were paid in full. The holders of Series V Preferred Stock shall be entitled to written notice at least thirty (30) days in advance of any Liquidation Event or such shorter period if the Corporation does not have notice of the Liquidation Event in which case written notice shall be given promptly following the Corporation's receipt of notice of such event.

          (c) Liquidation Rights of Parity and Junior Shares.  Subject to the
              ----------------------------------------------
rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Series V Preferred Stock upon liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series V Preferred Stock, as provided in this subsection 3, any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series V Preferred Stock shall not be entitled to share therein.

          (d) No Effect on Conversion.  Nothing hereinabove set forth shall
              -----------------------
affect in any way the right of each holder of Series V Preferred Stock to convert such shares at any time and from time to time into Common Stock in accordance with subsection 4 of this Section F.

     4.   Conversion at the Option of the Holder.

          (a) Right to Convert.  Subject to and upon compliance with the
              ----------------
provisions of this subsection 4, each share of Series V Preferred Stock shall be convertible at the option of the holder (i) at any time after three Business Days prior to the closing of a merger or consolidation of the Corporation (other than a merger or consolidation for purposes of reincorporation or a merger or consolidation in which a shareholder or shareholders of the Parent immediately prior to the merger or consolidation owns more than 75% of the stock of the merged or consolidated company outstanding after the transaction), (ii) at any time after the fourth anniversary of the Issue Date, or (iii) upon consummation of an IPO in which the shares of Series V Preferred Stock are proposed to be redeemed and converted in accordance with subsection 5(a) hereof, in the case of (i) and (ii) above, into such number of fully paid and nonassessable shares of Common Stock that is the result of multiplying the number of Series V Preferred Stock to be converted by the Conversion Share Ratio and, in the case of (iii) above, in accordance with subsection 5(a) hereof. The "CONVERSION SHARE RATIO" shall be determined by dividing the Stated Value per
 ----------------------
share by the Conversion Share Price.  The initial "CONVERSION SHARE PRICE" shall
                                                   ----------------------
be $30,000 and the initial Conversion Share Ratio shall be .033333, provided,
                                                                    --------
however, that the Conversion Share Price and thus the Conversion Share Ratio
-------
shall be subject to adjustments as set forth below.

          (b) Mechanics of Conversion.  In order to exercise the conversion
              -----------------------
right set forth above, the holder of each share of Series V Preferred Stock to be converted shall surrender the certificate or certificates representing such shares to be converted, duly endorsed or assigned to the Corporation or in blank, at the principal office of the Corporation, or any agent or agents of the Corporation as may be designated by the Board of Directors or their designee as the transfer agent for the Series V Preferred Stock (the "TRANSFER AGENT"),
                                                          --------------
accompanied by written notice to the Corporation of the number of shares the holder thereof elects to convert. Unless the shares of Common Stock issuable on conversion are to be issued in the same name as the name in which such Series V Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid) and any required payment in respect of dividends as set forth below. Holders of Series V Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, Series V Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date must be accompanied by the payment of an amount equal to the dividend payable on such shares on such dividend payment date multiplied by a fraction, the numerator of which shall be the number of days between the conversion date and the dividend payment date (assuming such date is the last day of the applicable Dividend Period regardless of when actually paid) and the denominator of which shall be the number of days in the Dividend Period during which the conversion occurred. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series V Preferred Stock shall have been surrendered (together with any required payments in respect of dividends or transfer or similar taxes payable on such shares), and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date.

          (c) Conversion Share Price Adjustments.  The Conversion Share Price of
              ----------------------------------
Series V Preferred Stock shall be subject to adjustments from time to time as follows:

              (i) Special Definitions.  For purposes of this subsection 4, the
                  -------------------
following definitions shall apply:

                  (1) "OPTIONS" shall mean rights, options or warrants to
                       -------
     subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (other than options as approved by the Board of Directors or Compensation Committee to acquire Common Stock and granted (or with respect to the Corporation's substitute employee and non-employee director stock option plans, reserved for issuance upon substitution of outstanding options issued pursuant to the Parent's employee and non-employee director stock option plans) under the Corporation's or the Parent's employee and non-employee director stock option plans existing on the Issue Date or at any time thereafter ("PERMITTED OPTIONS")).
                                                -----------------

                  (2) "CONVERTIBLE SECURITIES" shall mean any evidence of
                       ----------------------
     indebtedness, shares (other than Common Stock, Series V Preferred Stock or Series U Preferred Stock) or other securities convertible into, exercisable or exchangeable for Common Stock (other than Options).

                  (3) "ADDITIONAL STOCK" shall mean all Common Stock issued (or
                       ----------------
     pursuant to subsection 4(c)(iii), deemed to be issued) by the Corporation after the Issue Date, other than Common Stock issued or issuable at any time: (A) upon conversion of this Series V Preferred Stock; (B) upon exercise of Options; (C) upon conversion of Convertible Securities; (D) upon issuance or exercise of Permitted Options; (E) as a dividend or distribution on Series V Preferred Stock or any event for which adjustment is made pursuant to subparagraph (c)(vi) hereof; (F) by way of dividend or other distribution on Common Stock excluded from the definition of Additional Stock by the foregoing clauses (A), (B), (C), (D), (E) or this clause (F) or on Common Stock so excluded.

          (ii) No Adjustment of Conversion Share Price.  No adjustment of the
               ---------------------------------------
Conversion Share Price shall be made except as provided herein. Notwithstanding any other provision hereof, no adjustment of the Conversion Share Price shall be made (i) with respect to securities issued in any merger involving solely Parent and the Corporation and approved in accordance with Section 8, or (ii) with respect to issuances to holders of Series V Preferred Stock solely with respect to their holdings of Series V Preferred Stock.

               (iii)  Deemed Issue of Additional Shares of Common Stock.
                      -------------------------------------------------

                      (1) Options and Convertible Securities. Except as
                          ----------------------------------
     otherwise provided herein, in the event the Corporation at any time or from time to time after the Issue Date shall issue any Options or Convertible Securities, the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be shares of Additional Stock issued as of the time of such issue, provided that Additional Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to subsection 4(c)(v) hereof) of such Additional Stock will be less than the Conversion Price in effect on the date of and immediately prior to such issue and provided further that in any such case in which Additional Stock is deemed to be issued:

                         (A) no further adjustment in the Conversion Share Price shall be made upon the subsequent issue of Options or Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities for which adjustment has been made as a result of a deemed issuance pursuant to this subsection 4(c)(iii);

                         (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Share Price computed upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or rights of conversion or exchange under such Convertible Securities;

                         (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                             (I) in the case of Convertible Securities or
               Options for Common Stock, the only Additional Stock issued was Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities whether or not actually converted or exchanged plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                              (II) in the case of Options for Convertible
               Securities, only the Additional Stock, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the shares of Additional Stock deemed to have been then issued was consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                         (D) no readjustment pursuant to Clause (B) or (C) above shall have the effect of increasing the Conversion Share Price to an amount which exceeds the lower of (i) the Conversion Share Price on the date immediately prior to the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Stock between such date and such readjustment date; and

                         (E) in the case of any Options or Convertible Securities which expire by their terms not more than ninety (90) days after the date of issue thereof, no adjustment of the Conversion Share Price shall be made until the expiration, conversion or exercise of all such Options or Convertible Securities.

               (iv) Adjustment of Conversion Share Price Upon Issuance of
                    -----------------------------------------------------
Additional Stock.
----------------

                    (1) Prior to the second anniversary of the Issue Date. If
                        -------------------------------------------------
     prior to the second anniversary of the Issue Date the Corporation shall issue Additional Stock (including Additional Stock deemed to be issued pursuant to subsection 4(c)(iii)) for a consideration per share less than the Conversion Share Price for the Series V Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Share Price shall be reduced, concurrently with such issue, to a price equal to the consideration per share received by the Corporation for such Additional Stock.

                    (2) On or after the second anniversary of the Issue Date. If
                        ----------------------------------------------------
     on or after the second anniversary of the Issue Date the Corporation shall issue Additional Stock (including Additional Stock deemed to be issued pursuant to subsection 4(c)(iii)) for a consideration per share less than the Conversion Share Price for the Series V Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Share Price shall be reduced concurrently with such issue to a price (calculated to the nearest cent) determined by multiplying such Conversion Share Price by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue (including all shares of Common Stock issuable upon conversion of the outstanding Series U and Series V Preferred Stock and all outstanding Permitted Options) plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the payment of shares of Additional Stock so issued would purchase at such Conversion Share Price; and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue (including all shares of Common Stock issuable upon conversion of the outstanding Series V and Series U Preferred Stock and all outstanding Permitted Options) plus the number of shares of Additional Stock so issued. An example of such an adjustment is set forth on EXHIBIT A to the charter
                                                      ---------
     of the Corporation.

          (v) Determination of Consideration.  For purposes of this subsection
              ------------------------------
4(c), the consideration received by the Corporation for the issue of any shares of Additional Stock shall be computed as follows:

              (1) Cash and Property:  Such consideration shall (A) insofar as
                  -----------------
     it consists of cash, be the gross aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends; (B) insofar as it consists of property (other than cash) or services, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and (C) in the event Additional Stock is issued together with other shares of securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received which relates to Additional Stock, computed as provided in Clause (A) and (B) above, as determined in good faith by the Board of Directors.

              (2) Options and Convertible Securities:  The consideration per
                  ----------------------------------
     share received by the Corporation for Additional Stock deemed to have been issued pursuant to subsection 4(c)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing: (i) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options to purchase the maximum number of shares of Common Stock issuable thereunder or the conversion or exchange of such Convertible Securities for the maximum number of shares of Common Stock issuable in exchange therefor, or in the case of Options for Convertible Securities, the exercise of Options for Convertible Securities and the conversion or exchange of such Convertible Securities; by (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the Conversion or exchange of such Convertible Securities for such minimum aggregate amount of additional consideration.

          (vi) Adjustments for Subdivisions, Combinations or Consolidation of
               --------------------------------------------------------------
Common Stock.  In the event the outstanding shares of Common Stock shall be
------------
subdivided (by stock split, or otherwise), into a greater number of shares of Common Stock, or there shall be a dividend of Junior Stock convertible into Common Stock paid to the holders of Junior Stock, the Conversion Share Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Share Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

          (vii)          Adjustments for Other Distributions.  In the event the
                         -----------------------------------
Corporation at any time or from time to time makes or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Corporation other than shares of Common Stock and an adjustment under this subsection 4 is not otherwise made, then and in each such event, provision shall be made so that the holders of Series V Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their shares of Series V Preferred Stock been converted into shares of Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this subsection 4 with respect to the rights of the holders of this Series V Preferred Stock.

          (viii)         Adjustments for Reclassification, Exchange and
                         ----------------------------------------------
Substitution.  If the Common Stock issuable upon conversion of the Series V
------------
Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares, consolidation or merger provided for above), the Conversion Share Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the shares of Series V Preferred Stock shall be convertible into, in lieu of the number of shares Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of such stock that would have been subject to receipt by the holders upon conversion of the Series V Preferred Stock immediately before that change.

          (d) No Impairment.  The Corporation will not take action without the
              -------------
consent of the holders of a majority of the shares of Series V Preferred Stock, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, with the intent of avoiding the observance or performance of any of the terms to be observed or performed under this subsection 4 by the Corporation but will at all times in good faith assist in the carrying out of all provisions of this subsection 4.

          (e) Certificate of Adjustments.  Upon the occurrence of each
              --------------------------
adjustment or readjustment of the Conversion Share Price of the Series V Preferred Stock pursuant to this subsection 4, the Corporation, at its expense, shall promptly compute or cause to be computed such adjustment or readjustment in accordance with the terms hereof and furnish each holder of such Series V Preferred Stock a certificate setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series V Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Share Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Series V Preferred Stock.

          (f) Notices of Record Date.  In the event of any taking by the
              ----------------------
Corporation of a record of the holders of any class of securities which does not include Series V Preferred Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series V Preferred Stock, at least 20 days prior to the date specified therein, a written notice (in accordance with subsection 1(b) of this Section F) specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

     5.   Conversion and Redemption at the Option of the Corporation.

          (a)  Right to Convert   Upon the closing of an IPO at any time during
               ----------------
the four years following the Issue Date and subject to the rights of the holder of Series V Preferred Stock to approve the terms of an IPO in which the Corporation would be unable to exercise its rights under this subsection 5(a), the Corporation shall have the right, at its option, at any time, in whole but not in part, to redeem (a "PARTIAL CASH EXCHANGE") no less than one-half of each
                           ---------------------
holder's outstanding shares of Series V Preferred Stock for cash at the Cash Return Redemption Price (defined below) and to convert the balance into that number of fully paid and nonassessable shares of Common Stock determined by dividing (i) the aggregate Cash Return Redemption Price for the shares to be converted, by (ii) the per share price that the Common Stock is offered to the public in the IPO.

          Notwithstanding the Corporation's right to require a Partial Cash Exchange, not later than 15 days after receipt of a written Notice of Exchange (as defined below) of such Partial Cash Exchange, a holder of Series V Preferred Stock may elect, in its sole discretion, to convert up to 100% of such holder's shares of Series V Preferred Stock into that number of shares of Common Stock determined by multiplying the number of shares of Series V Preferred Stock by the Conversion Share Ratio if such holder provides written notice (in accordance with subsection 1(b) of this Section F) of such election to the Corporation. Such election may be conditioned upon consummation of the IPO. If requested by the underwriter in an IPO, any shares of Common Stock issuable upon a Partial Cash Exchange (including shares issuable if the holder elects to convert 100% of such holder's shares of Series V Preferred Stock) shall be subject to a lock-up of not greater than three hundred and sixty (360) days provided that all officers, directors and substantially all 1% shareholders of the Corporation are bound by the same lock-up terms.

          The "CASH RETURN REDEMPTION PRICE" per share of Series V Preferred
               ----------------------------
Stock shall be the Stated Value plus an Internal Rate of Return (as defined in subsection 3 of this Section F) of 20%; provided, however, that if such
                                        --------  -------
conversion should occur prior to the first anniversary of the Issue Date, a minimum holding period of one year shall be assumed for purposes of calculating the 20% Internal Rate of Return; and provided further that for purposes of the
                                     -------- -------
determination of Internal Rate of Return in this subsection, any Securities Dividends shall be deemed to have no value.

          (b)  Notice.  In order to effect a Partial Cash Exchange, a written
               ------
notice of exchange (a "NOTICE OF EXCHANGE") of the Series V Preferred Stock
                       ------------------
shall be given by the Corporation to each record holder of Series V Preferred Stock to be exchanged not later than thirty (30) days prior to the effective date of an IPO. For purposes of the calculation of the date of exchange and the dates on which notices are given pursuant to this Section 5, a Notice of Exchange shall be deemed to be given as provided in subsection 1(b) of this Section F. No defect in the Notice of Exchange or in the mailing thereof or publication of its contents shall affect the validity of the Partial Cash Exchange proceedings. The Corporation may only exercise its option under this subsection 5(b) if, at the time a Notice of Exchange is given, there are no accumulated and unpaid dividends on the Series V Preferred Stock being redeemed for any completed Dividend Period for which the Dividend Payment Date has passed. "TRADING DAY" shall mean any day on which the securities in question
          -----------
are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on The NASDAQ Stock Market, or if such securities are not quoted on The NASDAQ Stock Market, in the applicable securities market in which the securities are traded.

          (c)  Mechanics of Exchange.  As promptly as practicable after a Notice
               ---------------------
of Exchange is given by the Corporation, the Corporation shall issue and shall deliver to each holder of Series V Preferred Stock to be exchanged, against the surrender of the certificate or certificates representing such shares of Series V Preferred Stock (together with any required payments in respect of dividends and transfer and similar taxes payable on such shares), a certificate or certificates representing the number of full shares of Common Stock issuable upon the Partial Cash Exchange of such shares in accordance with the provisions of this subsection 5, and any fractional interest in respect of a Common Share arising upon such exchange shall be settled as provided in subsection 5(d).
Each Partial Cash Exchange shall be deemed to have been effected immediately prior to the first day of trading following an IPO, and the person or persons in whose name or names any certificate or certificates for the Common Stock shall be issuable upon such exchange shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date. At such time on such date, all rights of the holders of the Series V Preferred Stock to be exchanged as such holders shall cease, and such holders shall thereupon and thereafter be deemed to be and be for all purposes the holders of the Common Stock issued in exchange therefor regardless of whether the certificate representing the Series V Preferred Stock is actually surrendered. Holders of Series V Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the Partial Cash Exchange thereof following such dividend payment record date and prior to such Dividend Payment Date. However, Series V Preferred Stock subject to a Partial Cash Exchange during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of Series V Preferred Stock on a dividend payment record date whose (or whose transferee's) shares are subject to a Partial Cash Exchange on the corresponding Dividend Payment Date will receive the dividend payable by the Corporation on Series V Preferred Stock on such date.

          (d)  Validity of Common Stock.  Any shares of Common Stock issued upon
               ------------------------
conversion of shares of Series V Preferred Stock shall be validly issued, fully paid and nonassessable.

Before taking any action that would cause an adjustment reducing the Conversion Share Price below the then-par value of the Common Stock deliverable upon conversion of the shares of Series V Preferred Stock, the Corporation will take any corporate action that, in the opinion of its counsel, may be reasonably necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Share Price.

          (e)  Listing of Common Stock.  The Corporation shall endeavor to list
               -----------------------
the shares of Common Stock required to be delivered upon conversion of the Series V Preferred Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding shares of Common Stock are listed at the time of such delivery.

          (f)  Compliance with Laws.  Prior to the delivery of any securities
               --------------------
that the Corporation shall deliver upon conversion of the Series V Preferred Stock, the Corporation and the holders of such shares shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

     6. Mandatory Conversion. Unless all shares of Series V Preferred Stock are earlier converted or redeemed pursuant to subsections 4, 5 or 7 of this Section F and provided that the holders of Series V Preferred Stock have approved the terms of an IPO as required in accordance with subsection 8 hereof, then on the first Trading Day of the Corporation's Common Stock (the "CONVERSION
                                                                      ----------
DATE"), all outstanding shares of Series V Preferred Stock shall be converted
----
into that number of fully paid and nonassessable shares of Common Stock that is the result of multiplying the number of shares of Series V Preferred Stock held by each holder by the Conversion Share Ratio then in effect. Each holder of shares of Series V Preferred Stock shall, as soon as practicable after the Conversion Date, surrender all shares of Series V Preferred Stock held by such holder and any payment in respect of dividends as set forth in subsection 4(b) and the Corporation shall, as soon as practicable after such surrender, deliver to such holder, or to the nominee or nominees of such holder, certificates representing the number of full shares of Common Stock to which such holder shall be entitled, together with a cash payment in respect of any fraction of a share of Common Stock, in each case as provided herein. Conversion of shares of Series V Preferred Stock shall be deemed to have been effected on the Conversion Date, without regard to the time of surrender of such shares of Series V Preferred Stock and (i) dividends with respect to such shares of Series V Preferred Stock shall cease to accrue and accumulate on the Conversion Date,
(ii) such shares of Series V Preferred Stock shall no longer be deemed outstanding, (iii) the holders thereof shall cease to be holders of Series V Preferred Stock of the Corporation, (iv) all rights of the holders of Series V Preferred Stock shall terminate (except the right of a holder to receive certificates representing the number of full shares of Common Stock to which such holder shall be entitled, together with a cash payment in respect of any fraction of a share of Common Stock as provided herein), and (v) the holder entitled to receive the shares of Common Stock deliverable upon conversion of such shares of Series V Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

     7.   Redemption.

          The shares of Series V Preferred Stock shall be subject to the redemption as follows:

          (a)  Redemption at the Option of the Corporation.  Except as set forth
               -------------------------------------------
in subsection 5, the Series V Preferred Stock may not be redeemed by the Corporation prior to the third anniversary of the Issue Date. On and after such third anniversary of the Issue Date, the Series V Preferred Stock may be redeemed in whole (but not in part) at the option of the Corporation. The Corporation shall give written notice to the holders of the Series V Preferred Stock of its intent to redeem the Series V Preferred Stock not less than 30 nor more than 60 days prior to the date set for redemption addressed to such holders at their last address shown upon the transfer books of the Corporation. The redemption price for each share of the Series V Preferred Stock to be redeemed pursuant to this subsection (a) shall be the cash amount equal to the Stated Value plus an Internal Rate of Return of 25% during the period from the Issue Date until the third anniversary of the Issue Date and an Internal Rate of Return of 20% during the period from and after the third anniversary date of the Issue Date until the date of redemption. Such redemption shall be subject to the limitations, if any, imposed by the Maryland General Corporation Law ("MGCL"), and shall be paid in immediately available funds. The Series V Preferred Stock shall not be subject to the operation of any mandatory purchase, retirement or sinking fund. Any notice that is mailed as provided in this subsection 7(a) shall be conclusively presumed to have been duly given, whether or not the holder of shares of the Series V Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice to the holders of any shares designated for redemption, shall not affect the validity of the redemption of any other shares of the Series V Preferred Stock.

          On or after the date fixed for redemption as stated in such notice, each holder of shares of the Series V Preferred Stock called for redemption shall surrender the certificate representing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price for each such share. Notice having been given as aforesaid, if, on the date fixed for redemption, the cash funds necessary for the redemption shall be legally available therefor and shall have been irrevocably deposited or set aside in trust with a bank or trust company, then, notwithstanding that any certificates representing any shares of the Series V Preferred Stock so called for redemption shall not have been surrendered, (i) dividends with respect to the shares so called for redemption shall cease to accrue on the date fixed for redemption, (ii) such shares shall no longer be deemed outstanding, (iii) the holders thereof shall cease to be stockholders of the Corporation to the extent of their interest in such shares and (iv) all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the redemption price for each such share, without interest or any sum of money in lieu of interest thereon, upon surrender of their certificates therefor at a place designated in such notice) shall terminate.

          (b)  Redemption at the Option of the Holder.  The Series V Preferred
               --------------------------------------
Stock may not be redeemed at the option of the holder thereof on or prior to the first anniversary of the Issue Date. After the first anniversary of the Issue Date, the Corporation will be required, at the option of the holder of the Series V Preferred Stock, to redeem fully, but not in part, the shares of Series V Preferred Stock held by such holder upon the occurrence of any one or more of the following events: (i) a failure in two consecutive quarters to pay in full the quarterly dividends on Series V Preferred Stock required by subsection 2 of this Section F (including all dividends accumulated but unpaid for all prior quarters); (ii) a default on the payment of principal or interest on any institutional debt (or debts) having an outstanding balance (or balances) aggregating greater than (a) $5 million for nonrecourse debt and (b) $2 million for recourse debt (which default, in either case, shall not have been cured by the Corporation within 30 Business Days from the time the Corporation receives written notification of the default); (iii) failure to comply with subsection 8 hereof; (iv) from September 9, 1996 to December 31, 1996, the Corporation's FAD (as defined below) fails to equal the required dividend payable on the outstanding Series V Preferred Stock (calculated from the issue date of such shares of Series V Preferred Stock to December 31, 1996) and an assumed annual cash dividend on the outstanding Common Stock equal to at least $560 per share (subject to adjustment for stock splits, stock dividends, combinations and the like); (v) for calendar year 1997, the Corporation's FAD fails to equal the required dividend payable on the outstanding Series V Preferred Stock and an assumed annual cash dividend on the outstanding Common Stock equal to at least $2,100 per share (subject to adjustment for stock splits, stock dividends, combinations and the like); (vi) for calendar year 1998 and subsequent years, the Corporation's FAD fails to equal the required dividend payable on the outstanding Series V Preferred Stock and an assumed annual cash dividend on the outstanding Common Stock equal to at least $2,400 per share (subject to adjustment for stock splits, stock dividends, combinations and the like); or
(vii) failure of the Corporation to consummate an IPO by the fourth anniversary of the Issue Date. For purposes of this Section F, "FAD" shall mean Funds From
                                                     ---
Operations (as defined below) minus "Non-Revenue Enhancing Capital Expenditures" (as defined below). The calculation of FAD shall be made by the Corporation and confirmed by the Corporation's independent public accounting firm.

          "FUNDS FROM OPERATIONS" or "FFO" shall be defined in accordance with
           ---------------------      ---
the FFO White Paper prepared in March 1995 by the National Association of Real Estate Investment Trusts (the "WHITE PAPER") and shall mean the Corporation's
                               -----------
net income (computed in accordance with generally accepted accounting principles in effect on December 31, 1995, applied in a manner consistent with the Corporation's accounting policies and practices as of that date), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect Funds From Operations on the same basis. As the White Paper provides, only depreciation and amortization of assets uniquely significant to the real estate industry will be added back. Amounts added back would include real property depreciation, depreciation of trade fixtures, including, for example, fume hoods and autoclaves, amortization of capitalized leasing expenses, including leasing commissions, tenant allowances or improvements, and the like. Specifically excluded are the add-back of items such as the amortization of deferred financing costs, depreciation of computer software, company office improvements, and other items commonly found in other industries and required to be recognized as expenses in the calculation of net income. Items classified by generally accepted accounting principles as extraordinary or unusual, along with significant non-recurring items of income or expense that materially distort the comparative measurement of the Corporation's performance over time, are not meant to be reductions or increases in FFO, and should be disregarded in its calculation. The use of a corporate form versus a partnership form for unconsolidated partnerships and joint ventures should not affect the determination of whether an entity is to be treated as a joint venture for purposes of the definition. Gains or losses on sales of securities or undepreciated land shall be included in FFO, unless they are unusual and non-recurring. Notwithstanding any other provision hereof, dividends on the Series V Preferred Stock shall not be deducted from net income in computing FAD.

          "NON-REVENUE ENHANCING CAPITAL EXPENDITURES" shall mean those capital
           ------------------------------------------
expenditures (computed in accordance with generally accepted accounting principles consistently applied) made with respect to existing real property that the Corporation has owned and leased to others in order to continue (but not those expenditures designed to enhance) the revenue-generating capacity of the property; the following categories of capital expenditures shall not be
                                                                     ---
included for this purpose (and accordingly, the listed capital expenditures will not be deducted from FFO in computing FAD): capital expenditures relating to
(i) acquisitions, (ii) deferred maintenance on acquisitions, (iii) tenant improvements (including initial shell build out) and leasing commissions on square footage that was not leased at the time of acquisition, (iv) development of new properties or material new elements of existing properties, and (v) improvements to bring a property into compliance with government regulations.

          The redemption price for each share of the Series V Preferred Stock to be redeemed pursuant to this subsection (b) shall be the cash amount equal to the Stated Value plus an Internal Rate of Return of 20%, except that an Internal Rate of Return of 15% shall be paid in connection with a redemption on account of the failure of the Corporation to consummate an IPO of the Corporation's Common Stock by the fourth anniversary of the Issue Date as specified in subsection (vii) above. Notwithstanding subsections (iv), (v) and
(vi) above, the Corporation shall not be deemed to have failed the FAD tests set forth in such sections if and to the extent that any such failure is based directly on lost revenues or expenses incurred arising out of a casualty, civil unrest, natural disaster or similar act of God as to which the Corporation was not insured (and prudent institutional owners in the market or markets where the affected assets are located would not have been insured) or the Corporation has experienced a delay in the receipt of insurance proceeds for reasons beyond the reasonable control of the Corporation, provided that no single casualty event shall operate to excuse failure to satisfy a FAD test as to more than one calendar year.

          (c)  Waiver.  The Corporation shall promptly notify in writing each
               ------
holder of Series V Preferred Stock of the occurrence of any events set forth or referred to in subsection (b) (a "TRIGGER EVENT") and such notice shall specify
                                  -------------
the redemption price and place at which the holders may obtain payment of the redemption price. Unless such holder submits to the Corporation a written notice electing to redeem (the "ELECTION NOTICE") on or before 90 days after
                               ----------------
receipt of the Corporation's notice, the holder shall be deemed to have waived the right to have shares of Series V Preferred Stock redeemed as a result of such occurrence. No such waiver shall constitute the waiver of rights with respect to any subsequent occurrence.

          (d)  Redemption Date, Notice of Redemption.  The redemption date shall
               -------------------------------------
be 180 days after receipt of the Election Notice by the Corporation in the case of a redemption at the option of a holder. On or before the redemption date, each holder of shares called for redemption shall surrender the certificate or certificates representing such shares to the Corporation at the place designated in the redemption notice and shall thereupon be entitled to receive payment of the redemption price on the redemption date. If on or before the redemption date the Corporation has cash funds available or has deposited for such purpose in trust with a bank or trust company sufficient funds to pay the redemption price in full to the holders of all shares called for redemption, then, notwithstanding that the certificates representing any shares of the Series V Preferred Stock so called for redemption shall not have been surrendered, (i) dividends with respect to the shares so called for redemption shall cease to accrue on the date fixed for redemption, (ii) such shares shall no longer be deemed outstanding, (iii) the holders thereof shall cease to be stockholders of the Corporation to the extent of their interest in such shares and (iv) all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the redemption price for each such share, without interest or any sum of money in lieu of interest thereon, upon surrender of their certificates therefor at a place designated in such notice) shall terminate.

          (e)  Continuing Rights to Conversion.  All rights to convert shares in
               -------------------------------
accordance with subsections 4, 5 and 6 of this Section F shall remain valid and effective following the

Corporation's notice of redemption, provided that the right to convert shares of Series V Preferred Stock shall terminate as to a holder's shares at the close of business on the 5th day prior to the redemption date if such holder's conversion rights are not exercised in accordance with subsections 4, 5 and 6 on or prior to such date. Any amounts so deposited on account of the redemption price of shares converted subsequent to the date of deposit shall be repaid to the Corporation forthwith upon conversion of such shares of Series V Preferred Stock into shares of Common Stock. Notwithstanding anything contained herein to the contrary, no shares of Series V Preferred Stock shall be required to be redeemed by the Corporation if, prior to the actual receipt by the Corporation of the Election Notice, the Trigger Event has been cured.

          (f)  Payment In Cash.  All redemption payments shall be made in cash.
               ---------------
If the Corporation fails to make a redemption payment because the payment is prohibited by the MGCL or similar statute, then on the redemption date the Corporation shall provide to the holders of Series V Preferred Stock, whose shares are subject to redemption, payment of the maximum amount that may then be legally paid, on a pro rata basis, together with a certificate of the chief
                   --- ----
executive or chief financial officer of the Corporation setting forth the computation made under the applicable statutory provision to determine what amount could be legally paid. Thereafter, until the shares subject to redemption have been fully redeemed, within 15 days after the end of each month, the Corporation shall provide the holders of Series V Preferred Stock whose shares are subject to redemption, a similar certificate showing the computation of the maximum legally permitted redemption payment that may be made as of the end of such month, together with the maximum permitted payment, if any, on a pro
                                                                             ---
rata basis.  All shares of Series V Preferred Stock for which a redemption
----
payment has not been made on a redemption date shall be considered to be outstanding for all purposes. Nothing in this subsection (f) is intended to limit the other rights of holders of the Series V Preferred Stock relating to failure of the Corporation to make a redemption payment.

     8.   Protective Provisions.

          In addition to any other approval that may be required by law and the charter of the Corporation, (A) the Corporation shall not take any of the following actions (other than the actions specified in clause (vii) below) and the Corporation shall not permit any subsidiary of the Corporation (the "Subsidiary") to take any of the actions specified in clauses (i), (ii), (iii),
(iv), (v), (vi) or (viii) below without first obtaining prior written approval of (x) the holders of a majority of the outstanding shares of Series V Preferred Stock or (y) if AEW does not own a majority of the outstanding shares of Series V Preferred Stock, the directors elected by the holders of Series V Preferred Stock and (B) the Corporation shall not take any of the actions specified in clause (vii) below without first obtaining prior unanimous approval of the board of directors:

          (i) the issuance of or modification in a manner materially adverse to the Corporation or Subsidiary of any debt if the principal amount of such debt exceeds $10 million or the conversion to a term loan of any amounts owed to PaineWebber Incorporated, provided that such approval will not be required upon such issuance or modification necessary in connection with the redemption in full of the Series V Preferred Stock in accordance with Section 7 hereof or an IPO in which the shares of Series V Preferred Stock are converted and redeemed in accordance with Section 5(a) hereof.

          (ii) new investments, including a purchase of a real estate operating company or REIT, with a purchase price equal to or greater than $10 million, or any series of investments within any 90-day period with an aggregate purchase price exceeding $25 million;

          (iii) issuance of any equity securities by the Corporation or Subsidiary in an IPO of Common Stock other than an IPO in which the shares of Series V Preferred Stock are converted and redeemed in accordance with Section 5(a) hereof or redeemed in accordance with Section 7(a) hereof.

          (iv) issuance of any equity security by the Subsidiary (other than to the Corporation) or issuance of any equity security by the Corporation (other than (i) securities issuable upon conversion, exercise or exchange of any Share of Series V Preferred Stock, Convertible Security (provided the issuance of such Convertible Security was made in accordance with the provisions of this Section
8), Option or Permitted Option, (ii) securities issuable in consideration of the acquisition of assets or shares of another entity as long as the acquisition is approved in accordance with this Section 8, (iii) securities issuable in connection with any stock split or stock dividend payable in Common Stock or
(iv) Substitute Securities (as defined in the Series V Convertible Stock Purchase Agreement, dated as of September 9, 1996, between the Corporation, Health Science Properties Holding Corporation and AEW Partners II, L.P.)) unless the following conditions are satisfied, (A) such securities do not rank senior in liquidation preferences, dividend payment or redemption to the Series V Preferred Stock, (B) the rights of such securities do not impair the voting or approval rights of the holders of the Series V Preferred Stock or prevent the holders of shares of Series V Preferred Stock from electing a majority of the members of the Board of Directors under circumstances set forth in Section 11 of this Section F, (C) the holders of the Series V Preferred Stock are offered transferable preemptive rights to purchase their Pro Rata Portion (as defined below) of such securities on terms no less favorable to the Corporation, and (D) if such securities are Common Stock or securities convertible into Common Stock, and if the Common Stock purchase price or Common Stock conversion share price is less than the then Conversion Share Price then the Conversion Share Price will be adjusted as set forth in Section 4 (and the Conversion Share Ratio adjusted accordingly), provided however that prior approval will not be required upon issuance of any equity securities fully to redeem the Series V Preferred Stock or as part of an IPO in which the shares of Series V Preferred Stock are converted and redeemed in accordance with Section 5(a) hereof.

          (v) payment of dividends on any equity securities when the Corporation's FAD fails to equal the required dividends payable on the outstanding Series V Preferred Stock and the assumed dividends on the outstanding Common Stock as set forth in any of Sections 7(b)(iv), 7(b)(v) or 7(b)(vi) hereof;

          (vi) sale in any one transaction of any asset or assets with a sales price in excess of $10 million, or any series of sales within a 90-day period exceeding $25 million; provided, however, that such approval will not be
                       --------  -------
required in connection of such sale of assets necessary in connection with a complete redemption of the Series V Preferred Stock in accordance with Section 7(a) hereof or as part of an IPO in which the shares of Series V Preferred Stock are converted and redeemed in accordance with subsection 5(a) hereof;

          (vii) institution of any bankruptcy action (as defined below) provided, however, that such approval will not be required in connection with such bankruptcy action if obtaining such approval is determined by a court of competent jurisdiction to be unenforceable under applicable state or federal law;

          (viii) sale, consolidation or merger of the Corporation or Subsidiary;

          (ix) the voluntary termination of the Corporation's status as a REIT for tax purposes;

          (x) any substantial change in the Corporation's current business strategies substantially as described in the Corporation's Confidential Offering Memorandum dated September 11, 1995;

          (xi) Jerry Sudarsky ceasing to serve as the full-time Chairman of the Corporation (other than by reason of his death or disability) during the period ending on the earlier of January 1, 1998 or consummation of a public offering of the securities of the Corporation or Joel Marcus ceasing to serve as the full-time Chief Executive Officer or Chief Operating Officer of the Corporation (other than by reason of his death or disability);

          (xii) the sale or disposition by Mr. Sudarsky or Mr. Marcus of 20% or more of his stock ownership interest in the Parent as of the Issue Date. For the purposes of this paragraph, shares held in (a) a trust for estate planning purposes for the benefit of Mr. Sudarsky or Mr. Marcus or members of their immediate families (spouse, issues and siblings), or (b) held by members of their immediate families or (c) an entity wholly-owned by any of the foregoing, shall be deemed to be held by Mr. Sudarsky or Mr. Marcus as the case may be;

          (xiii) the distribution to any shareholder of the Corporation of any securities of any issuer other than the Corporation other than by means of a pro
                                                                             ---
rata distribution to the holders of Common and Series V Preferred Stock (on an
----
as-converted-to Common Stock basis).

          The term "Pro Rata Share" shall mean a fraction of the entire issuance of equity securities the numerator of which shall be the sum of the number of the shares of Common Stock then owned (or issuable upon conversion of Shares then owned) by the holder of Series V Preferred Stock and the denominator of which shall be the total number of the shares of Common Stock outstanding immediately prior to the issuance of such equity securities assuming full conversion or exercise of all outstanding Common Stock and Shares, Convertible Securities, Options and Permitted Options.

          Any offer of equity securities made to the holders of Series V Preferred Stock shall be made by notice in writing at least 20 days prior to the date on which the Corporation intends to issue and sell such securities. Such notice shall set forth (i) the number and type of securities proposed to be issued and sold and the terms of such securities, (ii) the approximate price at which such securities are proposed to be sold and the terms of payment, (iii) the number of securities offered to the holders of Series V Preferred Stock in compliance with the provisions of this Section, and (iv) the proposed date of issuance and sale of such securities. Not later than 10 Business Days after receipt of such notice, each holder of Series V Preferred Stock shall notify the Corporation in writing whether it elects to purchase all or any portion of its Pro Rata Portion of the securities offered pursuant to such notice. If any holder of Series V Preferred Stock does not so notify the Corporation, such holder shall be deemed to have waived rights to purchase any of the securities. If a holder of Series V Preferred Stock shall elect to purchase any such securities, the securities which it shall have elected to purchase shall be issued and sold to such holder by the Corporation at the same time and on the same terms and conditions as the securities are issued and sold to third parties. If, for any reason, the sale of securities to third parties is not consummated, such holder's election shall terminate, subject to such holder's ongoing subscription right with respect to issuances of securities at later dates or times.

          The term "bankruptcy action" shall mean:

          (a) Commencing any case, proceeding or other action seeking protection for the Corporation as a debtor under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors;

          (b) Consenting to the entry of an order of relief in any involuntary bankruptcy case against the Corporation;

          (c) Filing an answer in any involuntary case described in clause (b) above admitting the material allegations of the petition therein;

          (d) Seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Corporation or for a substantial portion of its properties;

          (e) Making any assignment for the benefit of the creditors of the Corporation; and

          (f) Admitting in writing the inability of the Corporation to generally pay its debts as they mature or that the Corporation is generally not paying its debts as they become due.

          If any director of the Corporation votes against the initiation of any bankruptcy action, such director shall not be liable for monetary damages to the Corporation or its stockholders for voting against such bankruptcy action. This exculpation shall be in addition to, and shall not in any way limit or modify any other exculpation contained in the charter of the Corporation.

          With respect to each of the above transactions, if their approval is required, the holders of Series V Preferred Stock shall be provided with the information regarding the proposed transaction at least 10 Business Days prior to the scheduled approval date. If the holders of the Series V Preferred Stock shall not deliver written notice objecting to the particular transaction before the end of such 10 Business Day period, such holders shall be deemed to have consented to such transaction.

          The above requirements to obtain prior approval of certain actions shall terminate if (i) the Corporation shall have an IPO in which the Corporation issues primary shares of Common Stock with an aggregate offering price of $100 million or more of new equity or (ii) at any time prior to or following conversion into Common Stock if the holders of Series V Preferred Stock own less than 15% of the total equity stock of the Corporation assuming a conversion of Series V Preferred Stock in accordance with subsection 4 of this Section F. Notwithstanding the above, the requests to obtain prior approval of certain actions and unless otherwise required by law, no approval shall be required if the Board of Directors determines in good faith that such action must be taken to establish or maintain the Corporation's qualification as a real estate investment trust (as defined in Section 856 of the Internal Revenue Code of 1986 ("REIT")).
          ----

     9. Shares to Be Retired. All shares of Series V Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to class or series.

     10. Ranking. Any class or series of stock of the Corporation shall be deemed to rank:

          (a) prior to the Series V Preferred Stock, as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series V Preferred Stock ("SENIOR SHARES");
                           -------------

          (b) on a parity with the Series V Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up if such stock or series shall be Parity Shares;

          (c) junior to the Series V Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Junior Shares; and

          (d) junior to the Series V Preferred Stock, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Fully Junior Shares.

     11. Voting Rights. Except as expressly provided below or otherwise in this charter or required by law, the holders of Series V Preferred Stock shall have no voting rights.

          (a)  Directors.  Subject to subsection (c) below, the holders of
               ---------
shares of Series V Preferred Stock as a class shall have the right to elect two members of the Board of Directors and the holders of Common Stock shall have the right to elect the remaining directors; provided, however, that if at any time:
                                        --------  -------

               (i) the Corporation has failed in two consecutive quarters to pay in full the quarterly dividends on Series V Preferred Stock as required by subsection 2 of this Section F (including all dividends accumulated but unpaid for all prior quarters);

               (ii) the Corporation violates Section 8(xi) and (xii) hereof;

               (iii) the Corporation has failed to close an IPO of its Common Stock by the fourth anniversary of the Issue Date; or

               (iv) the Corporation fails to pay the full redemption price on the Series V Preferred Stock subject to redemption pursuant to subsection 7(b) on any redemption date (provided, that such redemption was made at the request of the holders of the majority of the then-outstanding shares of Series V Preferred Stock), then the holders of Series V Preferred Stock shall immediately (and regardless of any subsequent cure) and thereafter be entitled to elect the smallest number of directors constituting a majority of the Board of Directors, and the holders of Common Stock, as a class, shall retain the right to elect the remaining directors. In order to facilitate the effective control of the Board of Directors by the holders of Series V Preferred Stock upon the occurrence of any event identified in (i), (ii), (iii) or (iv) above, the size of the Board shall automatically be increased to 15, and the holders of Series V Preferred Stock, voting together as a single class, shall have the exclusive right to elect six persons to fill such newly created vacancies on the Board of Directors. All Directors elected by a vote of the holders of Series V Preferred Stock shall be referred to as "Series V Directors." The initial two Series V Directors serving as directors of the Corporation shall be a Class B Director and a Class C Director. If more than the two Series V Directors are serving then they shall be assigned to classes to make the number of directors in each class as nearly equal as possible. Holders of Series V Preferred Stock may elect the Series V Directors by unanimous written consent, by a special meeting of the holders of the Series V Preferred Stock, or at an annual meeting of stockholders of the Corporation. Any special meeting of the holders of the Series V Preferred Stock may be called by holders who hold at least 10% of the outstanding shares of Series V Preferred Stock or by a Series V Director and shall be held at a time and place specified by the holder or Series V Director calling a meeting. The presence in person or by proxy at a meeting of persons entitled to cast a majority of all the votes entitled to be cast by the holders of a majority of the outstanding shares of Series V Preferred Stock shall constitute a quorum for the purposes of any such special meeting. In the case of any vacancy occurring among the Series V Directors, a majority of the remaining Series V Directors, if any, may elect a successor to hold office until the earlier of the expiration of the remaining term of such Series V Director or the next meeting of the stockholders of that class or series, which shall not be later than the next annual meeting of holders of the Common Stock. If all Series V Directors shall cease to serve as directors before their terms expire, the holders of Series V Preferred Stock then outstanding may, by unanimous written consent or at an annual or special meeting of the holders of Series V Preferred Stock, elect successors to hold office for the unexpired terms of the Series V Directors.

          (b)  Amendment.  Notwithstanding any other provision in the charter of
               ---------
the Corporation, any amendment to the charter of the Corporation which will materially adversely affect the preferences or rights of the Series V Preferred Stock shall be approved only by the affirmative vote of the holders of at least a majority of the outstanding shares of Series V Preferred Stock, voting together as a single class or, if AEW does not own a majority of the outstanding shares of Series V Preferred Stock, the directors nominated by the holders of Series V Preferred Stock.

          (c)  Termination.  The voting rights set forth in (a) and (b) above
               -----------
shall terminate if the number of shares of Common Stock issuable upon conversion of the outstanding shares of Series V Preferred Stock by applying the Conversion Share Ratio shall represent less than 15% of the total of (i) the number of outstanding shares of Common Stock plus (ii) the number of shares of Common Stock that would be outstanding upon conversion of the outstanding shares of Series U Preferred Stock, together with the outstanding shares of Series V Preferred Stock applying the Conversion Share Ratio plus all outstanding Convertible Securities. If the number of shares of Common Stock issuable upon conversion of the Series V Preferred Stock by applying the Conversion Share Ratio represents less than 15% but 7% or more of such total, the holders of shares of Series V Preferred Stock as a class shall only have the right to elect one member of the

Board of Directors rather than two and such right to elect one member of the Board of Directors shall terminate if the number of shares of Common Stock issuable upon conversion of the outstanding shares of Series V Preferred Stock at the Conversion Share Ratio represents less than 7% of such total. In the event the voting rights with respect to any one or more Series V Directors terminates in accordance with this Subsection (c), the term of any such Series V Director elected in accordance herewith shall immediately terminate.

          (d)  Mechanics.  Solely for the purpose of this subsection 11, each
               ---------
holder of shares of Series V Preferred Stock shall be entitled to one vote for each such share of Series V Preferred Stock held on a record date for vote or consent of stockholders.

          (e)  Notice of Meetings.  The holder of each share of Series V
               ------------------
Preferred Stock shall be entitled to written notice of any stockholders' meeting in the manner provided in the Bylaws of the Corporation.

          (f)  Service on Compensation Committee.  At least one Series V
               ---------------------------------
Director shall serve on the Compensation Committee of the Board of Directors, which committee shall be made up of not more than three Directors during such time as the holders of Series V Preferred Stock have the right to elect at least one Series V Director. The number of members on the Compensation Committee may not be increased without the prior approval of the holders of a majority of outstanding shares of the Series V Preferred Stock during such time as the holders of Series V Preferred Stock have the right to elect at least one Series V Director.

     12. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any Series V Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

     13. Fees and Expenses. In the event any holder of Series V Preferred Stock takes any legal action to enforce any of its rights under this Section F of the Corporation's charter, the non-prevailing party shall be required to pay the costs and expenses of the prevailing party in connection with such action, including reasonable attorney and witness fees.


     Severability of Provisions
     --------------------------

     Whenever possible, each provision of this Article V shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Article V is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof.

     Permissible Distributions
     -------------------------

     Unless otherwise determined by the Board, determining whether a distribution (other than upon Liquidation), by dividend, redemption or other acquisition of shares or otherwise, is permitted under the Maryland General Corporation Law (the "MGCL"), amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of stock whose preferential rights upon dissolution are superior to those receiving the distribution shall not be added to the Corporation's total liabilities.

     Charter and Bylaws
     ------------------

     All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the charter and the Bylaws of the Corporation.



                                    ARTICLE

                            EXCESS SHARE PROVISIONS
                            -----------------------


A.Ownership Restrictions
  ----------------------

     20. Definitions. As used in this Article VI, the following terms shall have the following meanings:

          "Beneficial Ownership" shall mean ownership of Capital Stock either directly or constructively through application of section 544 of the Code, as modified by section 856(h) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

          "Beneficial Transferee" shall mean the transferee that acquires for consideration Equity Stock or Series U Preferred Stock from the Trustee pursuant to Section B.5 of this Article VI.

          "Capital Stock" shall mean all classes and series of stock of the Corporation, including, without limitation, Common Stock, Excess Stock, and Preferred Stock (including the Series U Preferred Stock).

          "Charitable Beneficiary" shall mean the beneficiary or beneficiaries of the Trust which shall be the United Jewish Appeal and, if necessary either
(i) to prevent the Corporation from becoming Closely Held, as defined below, or
(ii) to prevent beneficial ownership of Series U Preferred Stock by fewer than 100 Persons (determined without reference to any rules of attribution), one or more additional persons exempt from tax under section 501(c)(3) of the Code to be selected by the Trustee.

          "Closely Held" shall have the meaning set forth in Section 2(D) of this Article VI.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Equity Stock" shall mean stock that is either Common Stock or Preferred Stock, but excluding the Series U Preferred Stock.

          "Excess Stock" shall mean stock that is exchanged for Equity Stock or Series U Preferred Stock pursuant to Section A.3 of this Article VI.

          "Individual" shall mean any Person that is treated as an individual for purposes of section 542(a)(2) of the Code as the application of such section may be modified by section 856(h) of the Code and by applying the "look through" rule of section 856(h)(3) of the Code to any trust described in section 401(a) of the Code and exempt from tax under section 501(a) of the Code.

          "Market Price" on any date shall mean the fair market value as determined by a nationally recognized investment banking firm selected by the Board of Directors.

          "Ownership Limit" shall mean (i) with respect to the Equity Stock, 9.8% of the value of the outstanding shares of Capital Stock of the Corporation, subject to adjustment as set forth in Section 9, and (ii) with respect to the Series U Preferred Stock, two shares of Series U Preferred Stock.

          "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in section 642(c) of the Code, association, private foundation within the meaning of section 509(a) of the Code, joint stock company or other entity or any government or agency or political subdivision thereof and also includes a "group" as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

          "Purported Holder" shall mean, with respect to any event, other than a purported Transfer, that results in Excess Stock, the record holder of the Equity Stock or Series U Preferred Stock but for this Article VI.

          "Purported Transferee" shall mean, with respect to any purported Transfer of Equity Stock or Series U Preferred Stock, including (without limitation) a purported Transfer that results in Excess Stock, the person who would be the record holder of the Equity Stock or Series U Preferred Stock but for this Article VI.

          "Restriction Termination Date" shall mean the first day on which the Board determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

          "REIT" shall mean a real estate investment trust under the Code.

          "Series U Preferred Stock" shall mean the Series U Preferred Stock, par value $.01 per share, of the Corporation.

          "Transfer" shall mean any sale, issuance, transfer, gift, hypothecation, pledge, assignment, devise or other disposition (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Stock or Series U Preferred Stock, or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Stock or Series U Preferred Stock), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have the correlative meanings.

          "Trust" shall mean the trust created pursuant to Section B.1 of this
Article VI.

          "Trustee" shall mean such person, as trustee of the Trust, as shall be selected from time to time by the Board.

     21.  Restriction on Transfers.  Prior to the Restriction Termination Date:

                    (A) No Individual shall Beneficially Own Equity Stock and no Person shall beneficially own (without reference to any rules of attribution or constructive ownership) Series U Preferred Stock in excess of the Ownership Limit for such class of shares.

                    (B) Any Transfer that, if effective, would result in any Individual Beneficially Owning Equity Stock in excess of the Ownership Limit with respect to Equity Stock shall be void ab initio as to the Transfer of such
                                           -- ------
Equity Stock that would be otherwise Beneficially Owned by such Individual in excess of such Ownership Limit; and the intended transferee shall acquire no rights to such Equity Stock.

                    (C) Any Transfer of Series U Preferred Stock that, if effective, would result in any Person beneficially owning Series U Preferred Stock (determined without reference to any rules of attribution) in excess of the Ownership Limit with respect to Series U Preferred Stock shall be void ab
                                                                           --
initio as to the Transfer of such Series U Preferred Stock that would be
------
otherwise beneficially owned by such Person (determined without reference to any rules of attribution) in excess of such Ownership Limit; and the intended transferee shall acquire no rights in such Series U Preferred Stock.

                    (D) Any Transfer that, if effective, would result in the Corporation being "closely held" within the meaning of section 856(h) of the Code at any time during the taxable year ("Closely Held") shall be void ab
                                                                        --
initio as to the Transfer of that number of shares of Equity Stock or Series U
------
Preferred Stock that would otherwise cause the Corporation to be Closely Held;

and the intended transferee shall acquire no rights in such shares of Equity Stock or Series U Preferred Stock.

                    (E) Any Transfer that, if effective, would result in the Equity Stock and Series U Preferred Stock being beneficially owned, in the aggregate, by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of that number of
                              -- ------
shares that would result in beneficial ownership of Equity Stock and Series U Preferred Stock, in the aggregate, by fewer than 100 Persons (determined without reference to any rules of attribution); and the intended transferee shall acquire no rights in such shares.

     22.  Exchange for Excess Stock.

                    (A) If, notwithstanding the other provisions contained in this Article VI, at any time prior to the Restriction Termination Date, there is a purported Transfer or any other event such that any Individual would Beneficially Own Equity Stock in excess of the Ownership Limit with respect to the Equity Stock, then such shares of Equity Stock in excess of such Ownership Limit (such shares to be rounded up to the nearest whole share) shall be automatically exchanged for an equal number of shares of Excess Stock and shall be subject to the terms of Section B hereof. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer or other event.

                    (B) If, notwithstanding the other provisions contained in this Article VI, at any time prior to the Restriction Termination Date, there is a purported Transfer or any other event such that any Person would beneficially own (without reference to any rules of attribution) Series U Preferred Stock in excess of the Ownership Limit with respect to the Series U Preferred Stock, then such shares of Series U Preferred Stock in excess of such Ownership Limit (such shares to be rounded up to the nearest whole share) shall be automatically exchanged for an equal number of shares of Excess Stock and shall be subject to the terms of Section B hereof. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer or other event.

                    (C) If, notwithstanding the other provisions contained in this Article VI, at any time prior to the Restriction Termination Date, there is a purported Transfer or any other event that would result in the Corporation being Closely Held, then such shares of Equity Stock or Series U Preferred Stock that would otherwise cause the Corporation to become Closely Held (such shares to be rounded up to the nearest whole share) shall be automatically exchanged for an equal number of shares of Excess Stock and shall be subject to the terms of Section B hereof. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer or other event.

     23. Remedies for Breach. If the Board or a duly authorized committee thereof, at any time determines in good faith that a

Transfer has taken place in violation of Section A.2 or that an Individual intends to acquire or has attempted to acquire Beneficial Ownership of any shares of Equity Stock in violation of Section A.2 or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution) of any shares of Series U Preferred Stock in violation of Section A.2, the Board or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin or rescind such Transfer; provided, however, that any Transfers or attempted
                       --------  -------
Transfers in violation of Section A.2 shall be void ab initio and shall
                                                    -- ------
automatically be treated in the manner provided in Section A.3 irrespective of any action (or non-action) by the Board or its designees.

     24.  Notice of Ownership or Attempted Ownership in Violation of Section
A.2. Any Individual or Person who acquires or attempts to acquire Beneficial Ownership of shares of Capital Stock in violation of Section A.2 of this Article VI, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such acquisition or attempted acquisition on the Corporation's qualification as a REIT.

     25. Owners Required to Provide Information. Prior to the Restriction Termination Date:

                    (A) The Corporation shall demand written notice, within 30 days after the close of each taxable year, from every stockholder of record of more than 5% (during any periods in which the number of such owners exceeds
2000) or 1% (during any periods in which the number of such owners is greater than 200 but no more than 2000), or such lower percentages as required pursuant to regulations under the Code, of the outstanding shares of Capital Stock of the Corporation stating the name and address of such Beneficial Owner, the number of shares of Capital Stock Beneficially Owned, and a description of how such shares are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT.

                    (B) Each Person who is a Beneficial Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner shall provide to the Corporation such information as the Corporation may reasonably request in order to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine such compliance, or to comply with regulations promulgated under the REIT provisions of the Code including, without limitation, Treasury Regulation Section 1.857-8 or any successor regulation.

                    (C) Every stockholder of record who holds shares of Capital Stock as nominee for another Person shall give written notice to the Corporation of the name and address of such other Person and the number of shares of Capital Stock which the stockholder of record holds as nominee for such Person.

     26. Remedies Not Limited. Nothing contained in this Article VI shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by establishment or preservation of the Corporation's status as a REIT.

     27. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article VI, including any definition contained in Section
A.1 and any ambiguity with respect to whether Equity Stock or Series U Preferred Stock is to be exchanged for Excess Stock in a given situation, the Board shall have the power to determine the application of the provisions of this Article VI with respect to any situation based on the facts known to it and any such determination by the Board shall be final and conclusive for all purposes.

     28. Modifications of Ownership Limit. Subject to the limitations provided in Section 10, the Board of Directors may from time to time increase or decrease the Ownership Limit with respect to the Equity Stock.

     10.  Limitations on Modifications.

          (1) The Ownership Limit with respect to the Equity Stock may not be increased if, after giving effect to such increase, five Individuals could Beneficially Own, in the aggregate, more than 49.9% of the value of the outstanding Capital Stock.

          (2)  Prior to the modification of any Ownership Limit pursuant to
Section 9, the Board may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT.

     11.  Legend.

                    (A) Each certificate for Equity Stock issued on or after September 9, 1996 shall bear substantially the following legend:

          The shares of Equity Stock represented by this Certificate are subject to restrictions on transfer for the purpose of establishing or maintaining the Corporation's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Individual may Beneficially Own Equity Stock in excess of the applicable Ownership Limit with respect to the Equity Stock, which may increase or decrease from time to time. Any Individual who attempts to Beneficially Own shares of Equity Stock in violation of the above limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation's charter. If the restrictions on ownership or transfer are violated, the shares of Equity Stock represented hereby will be automatically exchanged for shares of Excess Stock, which will then be held in trust for a Charitable Beneficiary. The foregoing is qualified in its entirety by reference to the Corporation's charter, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.

                    (B) Each certificate for Series U Preferred Stock issued on or after September 9, 1996 shall bear substantially the following legend:

          The shares of Series U Preferred Stock represented by this Certificate are subject to restrictions on transfer for the purpose of establishing or maintaining the Corporation's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may beneficially own more than two shares of Series U Preferred Stock. Any Person who attempts to beneficially own shares of Series U Preferred Stock in violation of the above limitations must immediately notify the Corporation and any transfer that could result in ownership of Series U Preferred Stock in excess of the above limitations shall be void. All capitalized terms in this legend have the meanings defined in the Corporation's charter. If the restrictions on ownership or transfer are violated, the shares of Series U Preferred Stock represented hereby will be automatically exchanged for shares of Excess Stock, which will then be held in trust for a Charitable Beneficiary. The foregoing is qualified in its entirety by reference to the Corporation's charter, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.

B.   Excess Stock
     ------------

     1. Ownership in Trust. Upon any purported Transfer or other event that results in the exchange of shares of Equity Stock or Series U Preferred Stock for Excess Stock pursuant to Section A.3 of this Article VI, such shares of Excess Stock shall be deemed to have been Transferred to the Trustee, as trustee of a Trust for the exclusive benefit of the Charitable Beneficiary. Shares of Excess Stock so held in the Trust shall continue to be issued and outstanding shares of stock of the Corporation of such class. The Purported Transferee or Purported Holder shall have no rights in such shares of Excess Stock except for the rights provided in Sections B.3 and B.5.

     2. Dividend Rights. Dividends or other distributions that have been declared on any shares of Equity Stock or Series U Preferred Stock that have been exchanged for Excess Stock pursuant to Section A.3 shall be paid with respect to such Excess Stock when due to the Trustee, as trustee of the Trust for the exclusive benefit of the Charitable Beneficiary, until such time as the Trustee shall transfer the Excess Stock to the Beneficial Transferee pursuant to Section B.5 of this Article VI. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Equity Stock or Series U Preferred Stock have been exchanged for Excess Stock shall be repaid to the Corporation upon demand or, at the Corporation's sole election, shall be offset against any future dividends or distributions payable to the Purported Transferee or Purported Holder, and any dividend or distribution authorized but unpaid shall be rescinded as void ab
                                                                          --
initio with respect to such shares of Equity Stock or Series U Preferred Stock,
------
as the case may be, and promptly thereafter paid over to the Trustee with respect to such shares of Excess Stock, as trustee of the Trust for the exclusive benefit of the Charitable Beneficiary.

     3. Rights Upon Liquidation. At such time as (i) the Corporation has received the necessary stockholder approval with respect to a voluntary liquidation or dissolution of the Corporation, or (ii) the Corporation has become the subject of an order of a court of competent jurisdiction compelling an involuntary liquidation or dissolution of the Corporation, the Trustee, as trustee of the Trust for the exclusive benefit of the Charitable Beneficiary, shall be entitled to receive that amount of distributable assets of the Corporation to which such Excess Stock would be entitled if such Excess Stock were entitled to share ratably in the distributable assets of the Corporation as shares of Equity Stock or Series U Preferred Stock, as the case may be (the "Distributed Amount"). The Trustee shall distribute to the Purported Transferee or Purported Holder an amount equal to the lesser of (a) the Distributed Amount, or (b) as appropriate, either (1) the price per share paid by such Purported Transferee for the shares of Equity Stock or Series U Preferred Stock that were exchanged for Excess Stock, (2) if the Purported Transferee did not give value for such shares of Equity Stock or Series U Preferred Stock (having received such through a gift, devise or otherwise), a price per share equal to the Market Price on the date of the purported Transfer that resulted in the Excess Stock, or (3) if the exchange for Excess Stock did not arise as a result of a purported Transfer, a price per share equal to the Market Price on the date of the other event that resulted in the exchange for Excess Stock. Payment to the Purported Transferee or Purported Holder shall be without interest. Subject to applicable law, if the Corporation causes such liquidation or dissolution to be revoked or otherwise rescinded, any Excess Stock previously automatically cancelled pursuant to this Section B.3 of this Article VI shall be automatically reissued.

     4. Voting Rights. The Trustee, as holder of any Excess Stock and as trustee for the benefit of the Charitable Beneficiary, shall have the right to vote any such Excess Stock in connection with any matter on which the holders of the Equity Stock or Series U Preferred Stock, as the case may be, are entitled to vote until such time as the Trustee shall transfer such Excess Stock pursuant to Section B.5. The holders of shares of Excess Stock (other than the Trustee) shall have no voting rights with respect to Excess Stock and, subject to Maryland law, effective as of the date that the Excess Stock has been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Purported Transferee prior to the discovery by the

Corporation that the shares of Excess Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if
                                                      --------  -------
the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind or recast such vote. Notwithstanding the provisions of this Article VI, until the Corporation has received notification that shares of Excess Stock have been transferred to the Trustee, the Corporation shall be entitled to rely on its stock transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

     5.   Restrictions on Transfer.

          a. Any shares of Excess Stock that were issued in exchange for Equity Stock or Series U Preferred Stock pursuant to Section A.3 of this Article VI and are held by the Trustee pursuant to Section B.1 of this Article VI shall be Transferred by the Trustee only as provided for in this subparagraph B.5(a).
The Trustee shall, within 180 days after the date of the purported Transfer or other event that resulted in the Excess Stock being issued in exchange for Equity Stock or Series U Preferred Stock (or as soon as possible thereafter if the Trustee does not learn of such purported Transfer or other event within such period), Transfer for consideration the Excess Stock held in Trust to a Beneficial Transferee, to be designated by the Corporation, provided that (i) such shares would not be Excess Stock in the hands of such Beneficial Transferee and (ii) simultaneously with such Transfer such shares shall be automatically exchanged for an equal number of shares of the same class or series of Equity Stock or Series U Preferred Stock which originally was exchanged for the Excess Stock. The Trustee shall distribute to the Purported Transferee or Purported Holder from and to the extent of the consideration received by the Trustee from the Beneficial Transferee an amount equal to, as appropriate (i) the price per share paid by the Purported Transferee for the shares of the same class or series of Equity Stock or Series U Preferred Stock that were exchanged for Excess Stock, as the case may be, or (ii) if the Purported Transferee did not give value for such shares of Equity Stock or Series U Preferred Stock (having received such through a gift, devise or otherwise), a price per share equal to the Market Price on the date of the purported Transfer that resulted in Excess Stock or (iii) if the exchange for Excess Stock did not arise as a result of a purported Transfer, a price per share equal to the Market Price on the date of the other event that resulted in the exchange for Excess Stock.

          b. Notwithstanding the foregoing, if a Purported Transferee receives a price for its interest in the shares of Equity Stock or Series U Preferred Stock that were exchanged for Excess Stock that exceeds the amounts such Purported Transferee would receive under Section B.5(a) of this Article VI, such Purported Transferee shall pay, or cause to be paid, such excess to the Trustee, as trustee of the Trust for the exclusive benefit of the Charitable Beneficiary.

          c. If any of the foregoing restrictions are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Transferee may be deemed, at the option of the Corporation, to have acted as an agent of the Corporation, acting in turn as agent on behalf of a third-party purchaser, in acquiring such Excess Stock and to hold such Excess Stock on behalf of the Corporation (acting, in turn, as agent as aforesaid).


C.   Further Authority
     -----------------

     Nothing contained in this Article VI or in any other provision of this charter shall limit the authority of the Board to take such other action as it in its sole discretion deems necessary or advisable to protect the Corporation and the interests of the stockholders by maintaining the Corporation's eligibility to be, and preserving the Corporation's status as, a qualified REIT under the Code. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VI.

D.   Non-Waiver
     ----------

     No delay or failure on the part of the Corporation or the Board in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board, as the case may be, except to the extent specifically waived in writing.

E.   Severability
     ------------

     If any provision of this Article VI or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.



                                    ARTICLE

                              BOARD OF DIRECTORS
                              ------------------

          The number of directors of the Corporation shall be nine (9), which number may be increased (but shall not be more than fifteen (15)) or decreased (but shall not be less than three (3) or the minimum number permitted by the MGCL now or hereafter in effect, whichever is greater) pursuant to the Bylaws. So long as the holders of shares of Series V Preferred Stock have the power to elect a Series V Director, the number of directors cannot be increased without the approval of the holders of a majority of the outstanding shares of Series V Preferred Stock in the manner required by law. The Board shall be divided into three classes. Each director shall be nominated and elected for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected and until a successor is duly elected and qualifies; provided, however, that the Class A Directors shall serve for a term expiring at the annual meeting in 1997, the Class B Directors shall serve for a term expiring at the annual meeting in 1996 and the Class C Directors shall serve for a term expiring at the annual meeting in 1998.

          The names of persons who currently serve as the current directors of the Corporation are as follows:

                     Class A Directors (term expires 1997)

                               Jerry M. Sudarsky
                                Joel S. Marcus
                                 Alan D. Gold

                     Class B Directors (term expires 1996)

                                  Joe Elmaleh
                                  Viren Mehta

                     Class C Directors (term expires 1998)

                                 David Petrone
                                Anthony Solomon

          A vacancy which results from the death, resignation or removal of a director or as a result of an increase by the Board in the number of directors may be filled by a vote of the entire Board, and a director so elected to fill a vacancy shall serve until the next annual meeting of stockholders and until his or her successor shall be duly elected and qualified. At the next annual meeting of stockholders, the vacancy created by the death, resignation or removal of a director shall be filled for the balance of such director's original term, and the vacancy or vacancies created by an increase in the number of directors shall be filled for the balance of the term of the class of directors increased as a result of the action of the Board in increasing the number of directors. The tenure of office of any director shall not be affected by any decrease in the number of directors so made by the Board. Directors need not be stockholders.

                                    ARTICLE

                             REMOVAL OF DIRECTORS
                             --------------------

          Any director (other than the Series V Directors) may be removed from office at any time only with cause, upon, and only upon, the affirmative vote of the holders of at least a majority of the votes entitled to be cast in the election of directors. Any Series V Director may be removed from office at any time, with or without cause, only upon the affirmative vote of the holders of at least a majority of the outstanding shares of Series V Preferred Stock. For purposes hereof, "cause" shall mean with respect to any director, a holding by a court of competent jurisdiction that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.


                                    ARTICLE

                            AUTHORITY OF DIRECTORS
                            ----------------------

          The business and affairs of the Corporation shall be managed under the direction of the Board.

          The Board may authorize the issuance from time to time of shares of stock of any class or series of the Corporation, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board and without any action by the stockholders of the Corporation, subject to such restrictions or limitations, if any, as may be set forth in the charter or Bylaws of the Corporation and by the MGCL.

          It is acknowledged that AEW engages in business competitive with the Corporation. It is further acknowledged that a director of the Corporation which is an Affiliate of AEW shall have no obligation to present to the Corporation opportunities that may be pursued by AEW, unless such opportunities were presented to such director in his or her capacity as a director of the Corporation.


                                    ARTICLE

                             NO PREEMPTIVE RIGHTS
                             --------------------

          Except as may be provided by the Board in setting the terms of classified or reclassified shares of stock pursuant to Article V or as may be provided by contract, no holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation, other than as the Board, in its sole discretion, may determine, and at such price or prices and upon such other terms as the Board, in its sole discretion, may fix; and any stock or other securities which the Board may determine to offer for subscription may, as the Board in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.


                                    ARTICLE

                                   CONTRACTS
                                   ---------

          Any contract or other transaction between the Corporation and any one or more of its directors, individually or jointly, or between the Corporation and any other firm, corporation or association of which one or more of its directors are stockholders, members, officers, directors or employees, or in which they have an interest, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board which acts upon or in reference to such contract or transaction, if the fact of such interest shall be disclosed or known to the Board and the Board shall authorize, approve or ratify such contract or transaction by a vote which includes the affirmative vote of a majority of the disinterested directors, even if the disinterested directors constitute less than a quorum at such meeting. Such director or directors may be counted in determining the presence of a quorum at such meeting. Every person who is or may become a director of the Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any firm, association or corporation in which he may be in any way interested.


                                    ARTICLE

                            LIMITATION OF LIABILITY
                            -----------------------

          An officer or director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages, except to the extent that it can be proven that (i) the officer or director actually received an improper benefit or profit in money, property, or services (in which case recovery is limited to the actual amount of such improper benefits or profit) or (ii) the action or failure to act, by the officer or director, was the result of active and deliberate dishonesty which was material to the cause of action adjudicated in the proceeding. If the MGCL is hereafter amended to further eliminate or limit the liability of an officer or director, then an officer or director of the Corporation, in addition to the circumstances in which an officer or director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended MGCL. Any repeal or modification of the foregoing provisions of this
Article XI by the stockholders of the Corporation shall not adversely affect any right or protection of an officer or director of this Corporation existing at the time of such repeal or modification.

          The private property or assets of the stockholders of the Corporation shall not to any extent whatsoever be subject to the payment of any debts of the Corporation.


                                    ARTICLE

                                INDEMNIFICATION
                                ---------------

          The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of this status as a present or former director or officer of the Corporation. The Corporation shall have the power, with the approval of the Board, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

                                    ARTICLE

                             CONTROL SHARE RIGHTS
                             --------------------

          Notwithstanding any other provision of the charter or the Bylaws of the Corporation, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This Article XIV may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any amendment to this Article XIV, apply to any prior or subsequent control share acquisition; provided, however, in addition to any other requirement set forth by law or in the charter of the Corporation, that this Article XIV may not be modified or repealed without the prior approval of the holders of a majority of the shares of Series V Preferred Stock, voting separately as a class.


                                    ARTICLE

                                  AMENDMENTS
                                  ----------

          The Corporation reserves the right from time to time to make any amendment to its charter which may be now or hereafter authorized by law, including any amendment altering the terms or contract rights of any of its outstanding shares of stock by classification, reclassification, or otherwise. Unless otherwise provided herein, no amendment which alters the terms or contract rights of any of its outstanding shares of stock shall be valid unless such amendment shall have been approved by holders of not less than two-thirds of the aggregate number of votes entitled to be cast thereon at any annual or special meeting. Any other amendment to the Corporation's charter shall be valid if such amendment shall have been approved by holders of not less than a majority of the aggregate number of votes entitled to be cast thereon at any annual or special meeting. All rights and powers conferred by the charter of the Corporation upon stockholders, directors and officers are granted herein subject to this reservation.

          THIRD:  The amendment to and restatement of the charter of the
          -----
Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

          FOURTH:  The current address of the principal office of the
          ------
Corporation is as set forth in Article III of the foregoing amendment and restatement of the charter.

          FIFTH:  The name and address of the Corporation's current resident
          -----
agent is as set forth in Article IV of the foregoing amendment and restatement of the charter.

          SIXTH:  The number of directors of the Corporation and the names of
          -----
those currently in office are as set forth in Article VII of the foregoing amendment and restatement of the charter.

          SEVENTH:   The total number of shares of stock which the Corporation
          --------
had authority to issue immediately prior to this amendment was seventeen thousand (17,000), consisting of two thousand (2,000) shares of Common Stock, $.01 par value per share, and fifteen thousand (15,000) shares of Preferred Stock, $.01 par value per share, of which one-hundred twenty-five (125) are shares of Series T Preferred Stock and two-hundred fifty (250) are shares of Series U Preferred Stock. The aggregate par value of all shares of stock having par value was $170.00.

          EIGHTH:  The total number of shares of stock which the Corporation has
          ------
authority to issue pursuant to the foregoing amendment and restatement of the charter of the Corporation is two-hundred thousand (200,000), consisting of sixty-five thousand (65,000) shares of Common Stock, $.01 par value per share, seventy thousand (70,000) shares of Excess Stock, $.01 par value per share, and sixty-five thousand (65,000) shares of Preferred Stock, $.01 par value per share, of which fourteen thousand six-hundred twenty-five (14,625) shares are undesignated Preferred Stock, one-hundred twenty- five (125) are designated as shares of Series T Preferred Stock, two-hundred fifty (250) are designated as Series U Preferred Stock and fifty thousand (50,000) are designated as Series V Preferred Stock. The aggregate par value of all authorized shares of stock having par value is $2,000.00.

          NINTH:  The undersigned President acknowledges these Articles of
          -----
Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

          IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this 9th day of September, 1996.

ATTEST:                              HEALTH SCIENCE PROPERTIES, INC.


/s/ Joel S. Marcus                      /s/ Jerry M. Sudarsky
________________________             By:__________________________(SEAL)
Joel S. Marcus                          Jerry M. Sudarsky
Secretary                               President

                                   EXHIBIT A

ASSUME:
------
 Common Shares Outstanding - (including shares issuable on conversion of outstanding                       1,000 Shares
 shares of Series U and V Preferred Stock)

 Then Current Conversion Share Price for Series V Preferred                                                     $30,000

 Proposed Per Share Consideration for Additional Stock                                                          $20,000

 Proposed Number of Shares of Additional Stock                                                               800 Shares

 Additional Stock that would be Purchased at Conversion Share           800 x $20,000
                                                                        -------------
 Price                                                                        $30,000                        533 shares

          Conversion Share Price reduction                                  = $30,000  x 1000 + 533
          --------------------------------                                               ----------
                                                                                         1000 + 800   -    $25,549.99